As filed with the Securities and Exchange Commission on October 3, 2025.

Registration No. 333-290054

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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LaFayette Acquisition Corp.
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

LaFayette Acquisition Corp.
4 Rue Murillo
Paris, France 75008
Tel: +33 1 45 75 86 28
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Donald J. Puglisi
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Alan Annex Jason Simon Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, Virginia 22102 Tel: (703) 749-1300	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman, KY1-1104 Cayman Islands Telephone: (345) 949-4900	David Alan Miller Jeffrey Michael Gallant Graubard Miller The Chrysler Building 405 Lexington Avenue, 44th Floor New York, NY 10174 Tel: (212) 818-8800

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 3, 2025

Preliminary Prospectus

$100,000,000

LAFAYETTE ACQUISITION CORP.

10,000,000 Units

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LaFayette Acquisition Corp. is a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “business combination.” We may pursue a business combination with a target in any industry or geographic region that we believe can benefit from the expertise and capabilities of our management team.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one ordinary share and one right entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of a business combination. We will not issue fractional shares and only whole shares will trade, so unless you purchase units in multiples of ten, you will not be able to receive or trade the fractional shares underlying the rights. We have also granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any. We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, described below, as of two business days prior to the consummation of our business combination, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (as described in this prospectus), divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to collectively throughout this prospectus as our public shares, subject to the limitations described herein.

Notwithstanding the foregoing, if we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. See “Summary — The Offering — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” for further discussion on certain limitations on redemption rights.

If we are unable to complete our business combination within 21 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein. However, we may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate a business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated a business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity), in which case we will provide our shareholders with the opportunity to redeem their shares in connection therewith.

LaFayette Sponsor LLC, a Cayman Islands limited liability company, which we refer to throughout this prospectus as our “sponsor,” currently holds 2,651,666 of our ordinary shares, including an aggregate of 90,000 shares which will be transferred to our independent director nominees prior to the offering and 30,000 shares which will be transferred to our Chief Financial Officer upon consummation of an initial business combination, and EBC Holdings, Inc., which we refer to throughout this prospectus as “EBC Holdings” and the parent of EarlyBirdCapital, Inc., the representative of the underwriters in this offering, which we refer to throughout this prospectus as “EBC” or the “representative,” holds an aggregate of 1,181,667 of our ordinary shares. A portion of such shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. These shares were purchased prior to this offering for an aggregate purchase price of $5,000, or approximately $0.001 per share. Since our Sponsor, independent director nominees and EBC Holdings acquired these shares at a nominal price of approximately $0.001 per share, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Relating to our Securities — Our shareholders prior to this offering contributed an aggregate of $5,000, or approximately $0.001 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.”

If we increase the size of the offering, we will effect a share dividend, or other appropriate mechanism, as applicable, with respect to the founder shares and EBC founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership by the holders thereof at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the shares underlying the private units described below and any units purchased by the initial shareholders in this offering). Absent unexpected changes in connection with such an increase or decrease, such as changes to the offering expenses or if the size of the related private placement were changed (other than simple recalculations due to the increase or decrease in the offering size), it is not expected that the issuance of additional founder shares and EBC founder shares would result in material dilution to public holders. However, increasing the number of founder shares and EBC founder shares means that the increase in offering size will not have the effect of reducing dilution for the public holders.

Our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 350,000 private units (225,000 private units to be purchased by our sponsor and 125,000 private units to be purchased by EBC or its designees) at a price of $10.00 per unit for a total purchase price of $3,500,000 in a private placement that will close simultaneously with the closing of this offering. We refer to these units throughout this prospectus as the “private units.” Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 30,000 private units on a pro rata basis (up to 19,286 private units to be purchased by our sponsor and up to 10,714 private units to be purchased by EBC or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. The private units are identical to the units sold in this offering, subject to limited exceptions. Our sponsor and EBC have agreed not to transfer, assign or sell any of the private units or underlying securities (with certain exceptions) until the completion of our business combination.

As more fully discussed in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have actual or potential conflicts of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination as compared to purchasers in this offering. See the sections titled “Summary — Conflicts of Interest,” “Proposed Business — Business Combination” and “Management — Conflicts of Interest” for more information. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our business combination within 21 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units may become worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination. Additionally, we will reimburse our sponsor or an affiliate thereof in an amount equal to $10,000 per month for office space and administrative support made available to us, as described elsewhere in this prospectus. Upon consummation of this offering, we will repay $150,000 in loans made to us by our sponsor and EBC Holdings to cover a portion of the expenses of this offering. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our business combination, up to $1,500,000 of such loans may be convertible into private units described below at a price of $10.00 per unit at the option of our sponsor. Additionally, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination. Further, EBC will be entitled to receive underwriting commissions of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering, deferred underwriting commissions of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) upon consummation of our business combination and such other fees as we may agree upon with EBC in connection with any additional financial advisory, placement agency or other similar investment banking services it may provide to us in the future. As a result, there may be actual or potential material conflicts of interest between our sponsor and our management team and their respective affiliates on the one hand, and purchasers in this offering on the other hand. See “Summary — Our Sponsor,” “Summary — The Offering — Founder Shares and EBC founder shares,” “Summary — The Offering — Transfer Restrictions on Founder Shares and EBC Founder Shares,” “Summary — The Offering — Conflicts of interest,” “Proposed Business — Effecting our Business Combination” and “Management — Conflicts of Interest” for more information.

As a result of the ownership of the EBC founder shares, EBC is deemed to have a “conflict of interest” under Rule 5121(f)(5) of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with Rule 5121 of FINRA’s Conduct Rules, which requires that a “qualified independent underwriter,” as defined by FINRA, participate in the preparation of the registration statement of which this prospectus forms a part and exercise the usual standard of due diligence with respect to such document. We will engage IB Capital LLC to be the qualified independent underwriter and participate in the preparation of the registration statement of which this prospectus forms a part and exercise the usual standards of “due diligence” in respect thereto. IB Capital LLC will receive a fee in the amount of $60,000 for acting as qualified independent underwriter, in addition to receiving negotiated underwriting fees among the underwriters for acting as an underwriter in the offering.

The following table illustrates the difference between the public offering price and our net tangible book value (“NTBV”), as adjusted to give effect to this offering and to redemptions of our public shares at varying levels, assuming the full exercise and no exercise of the over-allotment option. See the sections titled “Prospectus Summary — Dilution” and “Dilution” for more information.
Offering Price of $10.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.13	$6.48	$3.52	$5.47	$4.53	$3.63	$6.37	$(0.72)	$10.72
Assuming No Exercise of Over-Allotment Option
$7.12	$6.47	$3.53	$5.45	$4.55	$3.62	$6.38	$(0.72)	$10.72

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. See the sections titled “Proposed Business — Effecting our Business Combination — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest.”

Currently, there is no public market for our units, ordinary shares or rights. We have applied to list our units on The Nasdaq Stock Market LLC, or “NASDAQ” under the symbol “LAFAU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NASDAQ. The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EBC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and rights will be listed on NASDAQ under the symbols “LAFA” and “LAFAR”, respectively.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Of the proceeds we receive from this offering and the sale of the private units described in this prospectus, $100,000,000 or $115,000,000, if the underwriters’ over-allotment option is exercised in full ($10.00 per public share in either case), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee, approximately $3,000,000, or $3,300,000, if the underwriters’ over-allotment option is exercised in full, will be used to pay fees and expenses in connection with the closing of this offering, including underwriting discounts and commissions, and an estimated $1,000,000 will be available for working capital following this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us as permitted withdrawals, if any, the proceeds from this offering and the sale of the private units that are deposited in the trust account will not be released from the trust account until the earliest to occur of (a) the completion of our business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (c) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

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Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 34 for a discussion of the information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors under Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.55	$5,500,000
Proceeds, before expenses, to LaFayette Acquisition Corp.	$9.45	$94,500,000

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(1)      Includes $0.20 per unit, or $2,000,000 in the aggregate (or up to $2,300,000 if the overallotment option is exercised in full), payable to EBC upon the closing of this offering. Also includes $0.35 per unit, or up to $3,500,000 in the aggregate (or up to $4,025,000 if the overallotment option is exercised in full), payable to EBC in this offering for deferred underwriting commissions to be placed in a trust account located in the United States and released to EBC only upon the completion of a business combination. See the section of this prospectus entitled “Underwriting (Conflicts of Interest)” for a description of compensation and other items of value payable to the underwriters.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about            , 2025.

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Book-Running Manager

EarlyBirdCapital, Inc.

            , 2025

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•        “amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering;

•        “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•        “company,” “our company” “we,” “us” or “our” are to LaFayette Acquisition Corp., a Cayman Islands exempted company;

•        “EBC founder shares” are to 1,181,667 ordinary shares (a portion of which are subject to forfeiture) retained by EBC Holdings, the parent of EBC, which were issued in connection with our formation prior to this offering (for the avoidance of doubt, such ordinary shares will not be “public shares”);

•        “equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for ordinary shares of our company, including but not limited to equity or debt securities issued in a private placement;

•        “forfeiture shares” are to the up to 500,000 founder shares and EBC founder shares that may be forfeited to the extent that the underwriters’ over-allotment option is not exercised in full;

•        “founder shares” are to the 2,651,666 ordinary shares that EBC Holdings transferred to our sponsor prior to this offering, including 90,000 ordinary shares that our sponsor will transfer to our independent director nominees prior to the offering and 30,000 shares which will be transferred to our Chief Financial Officer upon consummation of an initial business combination (for the avoidance of doubt, such ordinary shares will not be “public shares”);

•        “initial shareholders” are to our sponsor and the other holders of our founder shares prior to this offering, but excluding the holders of the EBC founder shares;

•        “management” or our “management team” are to our officers and directors;

•        “ordinary shares” are to our ordinary shares, par value $0.0001 per share;

•        “permitted withdrawals” are to amounts withdrawn from interest earned on the trust account (and not from the principal held in the trust account) to pay our taxes, if any, excluding excise taxes;

•        “private rights” are to the rights included in the private units, which are identical to the public rights, subject to certain exceptions;

•        “private shares” are to our ordinary shares included in the private units, which are identical to the public shares, subject to certain exceptions;

•        “private units” are to the units that are being issued to our sponsor, EBC and/or their designees in a private placement simultaneously with the closing of this offering, as well as any units that may be issued upon conversion of the working capital loans, which are identical to the public units, subject to certain exceptions;

•        “public rights” are to the rights to receive 1/10th of one ordinary share upon the consummation of a business combination that are being sold as part of the units in this offering;

•        “public shares” are to our ordinary shares that are being sold as part of the units in this offering;

•        “public shareholders” are to the holders of our public shares, including our initial shareholders and/or members of our management team to the extent any of them purchase public shares, provided that each holder’s status as a “public shareholder” shall only exist with respect to such public shares;

•        “public units” are to the units that are being sold in this offering, each consisting of one public share and one public right;

•        “rights” are to the public rights and the private rights;

•        “sponsor” refers to LaFayette Sponsor LLC, a Cayman Islands limited liability company; and

•        “units” are to the public units and the private units.

Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

PROPOSED BUSINESS

Our Company

We are a blank check company incorporated in the Cayman Islands on June 7, 2024, as an exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our “business combination” with a business or entity, which we refer to throughout this prospectus as a “target business”.

To date, our efforts have been limited to organizational activities and activities related to this offering. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our business combination.

Given their positions, our officers and directors are made aware from time to time of potential business opportunities, one or more of which we may desire to pursue for a business combination. However, we have not selected any specific target business and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with us.

We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

We plan to take advantage of the significant softness of the capital and strategic M&A markets over the last several years and the resulting backlog of private businesses whose shareholders, whether private equity funds, private owners or conglomerates, have not been able to monetize their investments in these businesses.

We are not limited to target businesses in any specific industry or geographic location but intend to focus mainly on companies in the United States and on industries in which our officers and directors have had significant experience throughout their careers, which include, among others, energy, food/agri-tech, mining and metals, telecoms, financial services/fintech, natural resources, sports & entertainment, healthcare and technology.

Our Team

We have assembled a team of experienced professionals and senior executives, each of whom brings a unique and complementary background and skill set. We will seek to leverage their collective investment banking, private equity, private credit, executive and entrepreneurial experiences and their unique network of relationships with industry executives, private equity, growth capital and venture funds, non-institutional business owners, commercial and investment bankers, lawyers, consultants, family offices, and other financial sector service providers in order to source, acquire, and support the operations of the business combination target.

Our management team is led by Christophe Charlier, our Chairman and Chief Executive Officer, and Jennifer Calabrese, our Chief Financial Officer. Our management team will be supported by Gregory Parsons, Trent Stedman, and Eszter Farkas, each of whom will become a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part.

Christophe Charlier has been serving as our Chairman and Chief Executive Officer since May 2025. Mr. Charlier is an international financier with 30 years of experience in investment banking, private equity and international management. Throughout his career he has acted as principal or advised on a number of landmark transactions in the telecom, financial services, natural resources, energy and sports and entertainment industries across developed and emerging markets. These experiences have enabled him to develop strong, personal relations with private equity and public market investors and senior management at private equity and investments banks in the United States and Europe, which will be critical to our firm’s efforts to identify and evaluate targets and negotiate a business combination on attractive terms.

Mr. Charlier has extensive public market and SPAC experience, currently serving as an independent director of Tavia Acquisition Corp., a SPAC seeking to consummate a business combination, and La Française de l’Energie, a publicly held French clean energy production company, as well as having served as an independent director of Oxus Acquisition Corp., which successfully completed a business combination in February 2024.

Mr. Charlier served as Chairman of the Board of Directors of Renaissance Capital, an investment bank specialized in emerging and frontier markets, from April 2017 to March 2020. As Chairman, Mr. Charlier coordinated the work of Renaissance Capital’s board of directors and oversaw strategic development, the global brand, and relationships with key clients and stakeholders globally.

Previously, Mr. Charlier served as deputy Chief Executive Officer of Onexim Group, a private equity fund founded by Mikhail Prokhorov in Moscow from September 2008 to June 2014. In this capacity, he served on the boards of directors of several of Russia’s largest companies, some of which were listed on international exchanges, and on the boards of several mid-size companies and startups in Onexim’s portfolio.

Mr. Charlier also acted as Chairman and Alternate Governor of the NBA’s Nets franchise from 2010 to 2014, its last two seasons in New Jersey and first two in Barclays Center in Brooklyn. He remained as a director of the Nets and Barclays Center until Mr. Prokhorov’s sale of both to Joe Tsai in 2018 and 2019.

From February 2002 to March 2004, Mr. Charlier was Director of Strategic development and M&A of Norilsk Nickel, a publicly held Russian company, where, among other transactions and developments, he led its acquisition of strategic stakes in Stillwater Mining Company and Gold Fields. He also actively participated in the acquisitions which led to the creation of Polyus Gold, Russia’s largest gold company.

Mr. Charlier started his investment banking career in 1995 at JPMorgan in the M&A Group in New York.

Jennifer Calabrese has been serving as our Chief Financial Officer since July 2025. Ms. Calabrese is the founder and CEO of Calabrese Consulting, LLC (“CCL”). Founded in 2012, CCL is a minority/woman-owned, full-service accounting and financial reporting advisory firm with over 50 employees, serving clients around the world. CCL specializes in SEC financial reporting, compliance, and consulting services to facilitate the reporting between auditors and public/private companies on behalf of clients.

Ms. Calabrese also currently serves as the Chief Financial Officer of Athena Technology Acquisition Corp. II, a special purpose acquisition company which recently entered into a business combination agreement with Ace Green Recycling, Inc., and is also on the Audit Committee of Marpai, Inc., a company which provides administration services to self-insured employer groups across the United States. She previously spent several years working for several publicly traded companies, serving in various roles including as Corporate Controller, Director of Accounting and SEC Reporting, Executive Vice President of Finance and Chief Financial Officer.

Beginning her career at KPMG, LLP, Ms. Calabrese held numerous positions, including senior audit manager.

Gregory Parsons will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Parsons is a seasoned financial services executive and investor with over 25 years of experience across investment management, capital markets, telecommunications and emerging markets. His career spans leadership roles in public and private markets, with deep domain expertise in institutional asset management, broker-dealer operations, and veteran-focused economic initiatives.

Mr. Parsons currently serves as Chief Executive Officer of CAVU Securities, a FINRA-registered, minority- and veteran-owned broker-dealer delivering cash management, capital markets, advisory, and fund distribution solutions to institutional clients. Under his leadership, CAVU has expanded its strategic partnerships and grown its impact-oriented platform serving Fortune 500 companies, leading asset managers, and federal agencies.

Prior to CAVU, Mr. Parsons founded and led Semper Capital Management, a fixed income asset manager specializing in mortgage- and asset-backed securities. During his tenure, the firm grew into a leading credit manager, achieving consistent outperformance and serving a global institutional client base. Mr. Parsons was responsible for strategic direction, client development, and product innovation.

He has SPAC leadership experience in a public company context, having previously served as an independent director and Chair of the Audit Committee for Lerer Hippeau Acquisition Corp., a NASDAQ-listed blank-check company that was originally focused on technology-enabled businesses. Lerer Hippeau Acquisition Corp. was unable to consummate an initial business combination and was forced to dissolve and liquidate in 2023.

Earlier in his career, Mr. Parsons served as an Associate Principal at McKinsey & Company, where he advised financial institutions on corporate strategy, risk, and operations. He began his professional journey as an Infantry Officer in the United States Marine Corps, where he was awarded the Navy and Marine Corps Commendation Medal for leadership and service.

Mr. Parsons is actively engaged in public and philanthropic service. He is the founder of the Semper True North Foundation, a platform focused on veteran transition and empowerment. He also serves on the Board of Directors of the Marine Corps Scholarship Foundation and is a National Trustee of the Boys & Girls Clubs of America.

Trent Stedman will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Stedman has been an institutional investor for 30 years, managing private credit and public equity funds following a formative experience as an investment principal with an early private equity leader.

Since June 2019, Mr. Stedman has managed Columbia Pacific Business Finance Fund, LLC (“CPBF”), a direct lender focused on non-PE sponsor owned middle market and lower middle market businesses seeking capital to support transformative organic and inorganic growth initiatives. CPBF invests throughout the United States and has financed companies in a range of industries, including software and hardware technology, logistics, HVAC/MEP, healthcare, gaming, hospitality, and payment processing. Mr. Stedman joined Columbia Pacific Advisors in 2013 and also has led initiatives in UK structured finance and US public equities.

From July 2004 through March 2013, Mr. Stedman managed New Vernon Aegir Fund (fka New Vernon North American Opportunity Fund), a long-short equity hedge fund focused on investment opportunities in public companies listed in North America.

From December 1995 through June 2004, Mr. Stedman was an associate then principal on the investment team at Centre Partners Management LLC (“Centre Partners”). During his time at Centre Partners, Mr. Stedman’s teams originated, managed, and exited investments of various Centre Partners private equity funds, focused primarily on acquisitions and growth capital investments in middle market businesses based in North America.

Mr. Stedman began his finance career at Merrill Lynch in 1993, where he was an investment banking analyst in the Special Advisory Services group, in which he focused on structured corporate finance and mergers and acquisitions transactions with Fortune 100 companies.

Eszter Farkas will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Since March 2025 Ms. Farkas has served as Managing Partner of A Different Fund, an investment vehicle she founded. Prior to that, from May 2019 to March 2025 she held various positions with Unite USA Inc., a healthcare technology company, including Chief Operating Officer from January 2023 to December 2024, Chief Financial Officer from January 2022 to January 2023, Chief Strategy Officer from September 2021 to January 2023, and Senior Vice President Corporate Development and Chief Legal Officer from May 2019 to September 2021. She also served on its board of directors from March 2021 to March 2025.

Previously, she was co-founder and partner of Farkas & Neurman PLLC, a business law firm, from 2013 to 2019, and an associate specializing in public mergers and acquisitions at Cleary Gottlieb Steen & Hamilton LLP.

Information regarding performance by, or businesses associated with, our management team is presented for informational purposes only. Past performance by our management team is not a guarantee either (i) that we will be able to locate a suitable candidate for our business combination or (ii) of success with respect to any business combination we may consummate. For instance, one member of our management team was involved with a SPAC that was unable to complete an initial business combination and was forced to dissolve and liquidate. See “Management” for a full description of the background of our management team members.

Our Competitive Strengths

We believe our competitive strengths include the following:

•        Experienced leadership:    Members of our management team have built and managed businesses, taken companies public, and made investments across a broad range of sectors and geographies as a principal, as an executive and as an investment banking advisor throughout their careers. Additionally, Mr. Gregory Parsons brings over 25 years of financial leadership as CEO of CAVU Securities and former CEO of Semper Capital Management. His experience founding, scaling, and operating institutional financial platforms enhances our leadership’s breadth and depth.

•        Experience structuring innovative transactions:    Our management team has extensive experience structuring innovative transactions in complex environments. Among such transactions led by Mr. Charlier was the acquisition of a strategic stake in Stillwater Mining Company by Norilsk Nickel with a significant part of the consideration being physical palladium metal.

•        Prior SPAC experience:    Our Chairman and Chief Executive Officer, Mr. Charlier, possesses a strong understanding of the SPAC structure and market, having served as an independent director of two SPACs, Oxus Acquisition Corp. and Tavia Acquisition Corp. In addition, our Chief Financial Officer, Ms. Calabrese, currently serves as the Chief Financial Officer of Athena Technology Acquisition Corp. II, a special purpose acquisition company which recently entered into a business combination agreement with Ace Green Recycling, Inc. Additionally, through her affiliation with Calabrese Consulting LLC, Ms. Calabrese has provided accounting and financial reporting advisory services to numerous special purpose acquisition companies as part of its regular business activities. This will position Ms. Calabrese to be of considerable support to target companies in completing their PCAOB audits swiftly. Certain of our director nominees also have relevant SPAC experience. Mr. Parsons also brings SPAC governance expertise, having served as an independent director and Chair of the Audit Committee for Lerer Hippeau Acquisition Corp.

•        Unique team:    Through their respective careers, our officers and directors have extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle and across industries.

•        Strategic network:    We believe that our team’s extensive network across executives, entrepreneurs, private equity investors, hedge fund managers, investment and commercial bankers, lawyers and other consultants provides us with unique and differentiated access to proprietary deals and investment opportunities.

•        Support of sponsor vehicle:    We have attracted investors in the risk capital that we expect will serve as another critical avenue for identifying investment opportunities and subsequently to attract capital to ensure the success of the business combination, including EBC Holdings.

•        Disciplined investment approach:    Our team intends to maintain the same strict discipline on value and fundamentals that they have demonstrated throughout their collective careers.

•        Extensive due diligence:    Our team expects to rely on extensive due diligence to ensure that all operating, financial, legal and other aspects of target business uphold to the highest standards.

•        Broad approach:    We intend to leverage the broad experience and reach of our team across industries and not restrict ourselves to a single industry so as to ensure access to the widest range of opportunities.

•        Principal, executive and entrepreneurial experience:    We believe that our team’s principal, executive and entrepreneurial experience position us ideally to understand the needs and concerns of the owners and managers of target businesses and collaborate with them to structure compelling transactions and provide on-going support.

•        Status as a public company:    We believe that our structure will make us an attractive business combination partner to target businesses. As a public company, we believe we will offer a target business an alternative to a traditional initial public offering, private equity raise or sale to a strategic or financial investor.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing a business combination with a company that aligns with our team’s experiences, expertise and network of relationships. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company on compelling terms.

We have identified the following general criteria and guidelines as we evaluate prospective target companies:

•        Industries:    We intend to focus primarily on companies in industries where collectively or individually our officers and directors have unique expertise and relationships so as to ensure that we can structure a transaction on compelling terms, convey such terms and add value long-term to the management of the company.

•        Strong management team:    The strength of the management team of the target business is expected to be a critical component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive sustainable, long-term value creation.

•        Market-ready:    We intend to focus on companies that have been managed in such as a way as to be ready to operate as a successful public company from the outset and who understand the advantages and constraints of being a publicly-listed company.

•        Fundamentally sound financial performance:    We intend to focus on companies with fundamentally sound financial performance, with visibility into revenue and cash flow growth and relatively predictable future financial performance.

•        Valuation range:    We intend to focus primarily on investment opportunities with an enterprise value of approximately $500 million to $1.5 billion, offering sufficient size and liquidity to ensure success as a publicly-listed company. We intend to maintain a strict discipline on valuation, focusing on companies with positive cash flows that can be readily valued using the trading and transaction multiples of comparable companies.

•        Defensible market position with sustainable competitive advantage:    We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We expect to target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized, including on a global basis.

•        Benefit from being a public company:    We intend to focus on businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the target to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

•        Sustainability, resilience and adaptability:    We believe that sustainability, resilience and adaptability are critical qualities for companies to succeed in the current environment. We intend to focus on companies that make sustainability a prominent component of their decision-making process.

•        Cultural fit:    We intend to focus on management teams that embrace the potential to utilize our operating, strategic, financing and M&A experience and capabilities to maximize the value to shareholders and share in our values and management philosophy, including as pertains to environmental, societal and governance considerations.

These criteria are not intended to be exhaustive. While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into a business combination with a target business that does not meet these criteria, if we determine other factors that make such target business compelling.

Business Combination

We will have up to 21 months from the closing of this offering to consummate a business combination. If we are unable to consummate our business combination within such time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (and less up to $100,000 for liquidation and dissolution expenses), and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. We will consummate our business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote (whether in person or by proxy) at a general meeting of the company.

Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and interest earned on the trust account and released to us to pay taxes) at the time of the agreement to enter into the business combination. The fair market value of such business must be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business meets such fair market value requirement, the fairness opinion we obtain in connection with any business combination we seek to consummate will contain a confirmatory statement that the target business satisfies such requirement.

The funds released to us from the trust account upon the closing of our business combination may be used as consideration to pay the sellers of a target business with which we complete our business combination. If our business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness, to fund the purchase of other companies or for working capital.

Should we seek to obtain additional financing to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed business combination. We may also obtain financing prior to the closing of our business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our Acquisition Process

We intend to utilize our management team’s expertise and respective contacts and relationships to identify potential targets and evaluate their strengths, weaknesses, and to determine the relative risk and return profile of any potential target for our business combination.

Each of our officers and directors presently has contractual obligations to other entities, and any of them in the future may have additional fiduciary or contractual obligations to other entities including other special purpose acquisition companies, or “SPACs,” pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity.

Our amended and restated memorandum and articles of association provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Our Sponsor

Our sponsor is a Cayman Islands limited liability company, which was formed to be our sponsor. Although our sponsor is permitted to undertake any activities permitted under the Cayman Islands Limited Liability Companies Act and other applicable law, our sponsor’s business is focused on investing in our company and it is not anticipated that our sponsor will undertake any material roles or responsibilities in directing and managing our activities. Our business and activities following this offering will be directed and managed by our management team and none of our other affiliates and promoters are anticipated to have any material roles or responsibilities in directing and managing our activities.

Our Chairman and Chief Executive Officer is the managing member of our sponsor. Our Chairman and Chief Executive Officer, as well as the non-managing members, will hold membership interests, directly or indirectly, in our sponsor. None of the non-managing members nor any other person has a direct or indirect material interest in our sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our business combination and the securities issued and to be issued by us to our sponsor or its affiliates:
Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor and directors	2,651,666 founder shares	$3,459
Sponsor	225,000 Private Units to be purchased simultaneously with the closing of this offering	$2,250,000
Sponsor or an affiliate thereof	$10,000 per month	Office space and administrative services provided to us.
Sponsor	Repayment in cash	$75,000 under an unsecured, non-interest-bearing promissory note.
Sponsor and our officers or directors, or affiliates thereof	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination.	Expenses incurred in connection with identifying, investigating and completing a business combination.
Sponsor and our officers or directors, or affiliates thereof	Up to 150,000 private units upon conversion of up to $1,500,000 in working capital loans, if any, at $10.00 per unit	Working capital loans to finance transaction costs in connection with a business combination
Sponsor and our officers or directors, or affiliates thereof	Payment in cash or securities	Payment of customary consulting, success or finder fees in connection with the consummation of a business combination
Jennifer Calabrese and Affiliate	$4,000 per month, plus 30,000 founder shares to be transferred from our sponsor upon the consummation of an initial business combination Payment in cash	Service as our Chief Financial Officer Customary fees for assisting with the preparation of our financial statements, pursuant to an engagement letter

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — Our shareholders prior to this offering contributed an aggregate of $5,000, or approximately $0.001 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” Additionally, our sponsor has loaned us $75,000 to be used for a portion of the expenses of this offering, which amount will be repaid upon closing of this offering. We will also reimburse our sponsor or an affiliate thereof $10,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus.

EBC Holdings, an affiliate of EBC, holds an aggregate of 1,181,667 of our ordinary shares. EBC Holdings has loaned us $75,000 to be used for a portion of the expenses of this offering, which amount will be repaid upon closing of this offering Additionally, EBC will be entitled to receive underwriting discounts and commissions of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering, deferred underwriting commissions of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) upon consummation of our business combination and such other fees as we may agree upon with EBC in connection with any additional financial advisory, placement agency or other similar investment banking services it may provide to us in the future.

Pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers will agree to restrictions on its ability to transfer, assign, or sell the founder shares and private units (and the underlying securities), as summarized in the table below.
Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares

Six months after completion of our business combination or earlier if we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property

Sponsor, officers, directors and transferees

Transfers permitted (a) to our sponsor, officers, directors, any affiliates or family members of any of our sponsor, officers or directors or any members of our initial shareholders, or any affiliate of our initial shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsor upon their dissolution; or (g) to us for no value for cancellation in connection with the consummation of our business combination

Private Placement Units (and Underlying Securities)	Completion of our business combination	Same as above	Same as above

In addition, in order to facilitate our business combination (including in connection with a related PIPE financing) or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange the founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Corporate Information

Our executive office is located at 4 Rue Murillo, 75008 Paris, France and our telephone number is +33 1 45 75 86 28.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities offered	10,000,000 units, at $10.00 per unit (or 11,500,000 units if the underwriters’ option to purchase additional units is exercised in full), each unit consisting of: • one ordinary share; and • one right
Proposed NASDAQ symbols	Units: “LAFAU” Ordinary Shares: “LAFA” Rights: “LAFAR”
Trading commencement and separation of ordinary shares and rights

The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights. No fractional shares will be issued upon separation of the units and only whole shares will trade. Accordingly, unless you purchase rights in multiples of ten, you will not be able to receive or trade a whole share underlying the right. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our business combination.

Separate trading of ordinary shares and rights is prohibited until we have filed a Current Report on Form 8-K

In no event will the ordinary shares and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering	0 units
Number outstanding after this offering and private placement	10,350,000 units(1)(2)
Ordinary Shares:
Number outstanding before this offering	3,833,333 shares(3)
Number outstanding after this offering and private placement	13,683,333(1)(4)
Rights:
Number outstanding before this offering	0 rights
Number outstanding after this offering and private placement	10,350,000 rights(1)(5)
Term of rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10th) of one ordinary share upon consummation of our business combination. In the event we will not be the surviving company upon completion of our business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10th) of an ordinary share of the new entity underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise determined by the board of directors as provided by Cayman Islands laws. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete a business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Founder shares and EBC founder shares

On June 7, 2024, we issued an aggregate of 2,875,000 ordinary shares to EBC Holdings for an aggregate purchase price of $5,000. We subsequently effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to our sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the foregoing transfer, EBC Holdings retained an aggregate of 1,181,667 EBC founder shares. Prior to the offering, our sponsor will transfer an aggregate of 90,000 shares to our director nominees and our sponsor has agreed to transfer an aggregate of 30,000 shares to our Chief Financial Officer upon consummation of an initial business combination.

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option.

(2)      Represents 10,000,000 public units and 350,000 private units.

(3)      Represents 2,651,666 founder shares and 1,181,667 EBC founder shares. The founder shares and EBC founder shares include up to an aggregate of 500,000 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

(4)      Represents 2,311,666 founder shares, 1,021,667 EBC founder shares, 10,000,000 public shares and 350,000 private shares.

(5)      Represents 10,000,000 public rights and 350,000 private rights.

The number of shares issued in connection with our formation was determined based on the expectation that the founder shares and EBC founder shares would collectively represent 25% of our issued and outstanding shares after this offering (excluding the private shares).

•   The founder shares and EBC founder shares are identical to the ordinary shares included in the public units, except that:

•   the founder shares and EBC founder shares are subject to certain transfer restrictions, as described in more detail below;

•   the holders of the founder shares (but not the holders of the EBC founder shares) have agreed to vote any founder shares and private shares held by them and, subject to applicable securities laws, any public shares purchased in or after this offering in favor of our business combination. As a result, in addition to our initial shareholders’ founder shares, we would need (i) 3,158,334 or 31.6%, of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, including the EBC founder shares and private shares held by EBC, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised), or (ii) none of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of shares representing a quorum are voted, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised);

•   the holders of the founder shares and EBC founder shares have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares, EBC founder shares, private shares and any public shares held by them in connection with the completion of our business combination, (ii) waive their redemption rights with respect to their founder shares, EBC founder shares, private shares and, in the case of our initial shareholders, any public shares, in connection with a shareholder vote to approve certain amendments to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares, EBC founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame. If we submit our business combination to our shareholders for a vote, we will complete our business combination only if a simple majority of the outstanding ordinary shares voted are voted in favor of the business combination; and

•   the holders of the founder shares and EBC founder shares have certain registration rights.

Transfer restrictions on founder shares and EBC founder shares

On the date of closing of this offering, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. The founder shares may not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares, EBC Founder Shares, and Private Units”), or earlier, if, subsequent to our business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property.

The EBC founder shares will not be transferred, assigned or sold (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the consummation of a business combination.

We refer to such transfer restrictions throughout this prospectus as the lock-up.

Private Units

Our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 350,000 private units (225,000 private units to be purchased by our sponsor and 125,000 private units to be purchased by EBC and/or its designees) at a price of $10.00 per unit for a total purchase price of $3,500,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 30,000 private units on a pro rata basis (19,286 private units to be purchased by our sponsor and 10,714 private units to be purchased by EBC and/or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. The private units are identical to the units sold in this offering, subject to limited exceptions.

The purchase price of the private units will be added to the net proceeds from this offering to be held in the trust account. If we do not complete our business combination within 21 months from the closing of this offering, the funds held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law).

Transfer restrictions on private units

The private units (including private shares and private rights included in the private units, and the ordinary shares underlying the private rights) may not be transferred, assigned or sold until the completion of our business combination, except as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares, EBC Founder Shares, and Private Units.”

Proceeds to be held in trust account

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $100,000,000 or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case) will be placed into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee. The proceeds to be placed in the trust account include $3,500,000 in the aggregate (or up to $4,025,000 if the overallotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us pursuant to permitted withdrawals, the proceeds from this offering and the sale of the private units that are deposited in the trust account will not be released from the trust account until the earliest of (a) the completion of our business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to approve certain amendments to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (c) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Except as described above with respect to the withdrawal of interest pursuant to permitted withdrawals, unless and until we complete our business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be held in demand deposit or cash accounts or invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon an assumed interest rate of 3%, we expect the trust account to generate approximately $3 million of interest annually.

Unless and until we complete our business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private units not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $500,000 in expenses (excluding underwriting commissions) relating to this offering;

•   permitted withdrawals; and

•   any loans or additional investments from our initial shareholders or their affiliates, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our business combination.

In order to consummate a business combination (especially with a target business that has an enterprise value in excess of the net proceeds available to us from this offering and the private placement of units), we may issue additional ordinary shares or preference shares to supplement the necessary payments to a target business. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Conditions to completing our business combination

We will have up to 21 months from the closing of this offering to consummate a business combination. If we do not complete our business combination within the 21-month period, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate a business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we determine not to extend, or fail to obtain shareholder approval to extend, the time period to consummate our business combination, and the time to consummate our business combination expires, our sponsor’s investment in our founder shares and our private placement units will be worthless. However, we may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association in a manner that would affect the amount of time we will have to consummate a business combination (as well as in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated a business combination within the time periods described herein or with respect to any other provision relating to the rights of holders of our ordinary shares or pre-business combination activity). As described herein, our initial shareholders, officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then-outstanding public shares, subject to the limitations described herein.

Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding deferred underwriting commissions and interest income earned on the trust account that is released to pay taxes) at the time of the agreement to enter into the business combination. The fair market value of such business must be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business meets such fair market value requirement, the fairness opinion we obtain in connection with any business combination we seek to consummate will contain a confirmatory statement that the target business satisfies such requirement.

We anticipate structuring our business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, provided that in the event that the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares by our affiliates

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our business combination. There is no limit on the number of shares our initial shareholders or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of NASDAQ. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Redemption rights for public shareholders upon completion of our business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our business combination, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to EarlyBirdCapital. There will be no redemption rights upon the completion of our business combination with respect to our rights. Our initial shareholders and EBC have agreed to waive their redemption rights with respect to any founder shares, EBC founder shares and private shares held by them and, in the case of our initial shareholders, any public shares our initial shareholders may acquire in or after this offering in connection with the completion of our business combination or otherwise and to waive their redemption rights with respect to their founder shares, EBC founder shares, private shares and, in the case of our initial shareholders, public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require shareholder approval, while direct mergers with our company and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

•   file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about the business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies. If, alternatively, our company holds a general meeting to approve the business combination, our company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the SEC.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our initial shareholders will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•   file proxy materials with the SEC

If we seek shareholder approval, we will complete our business combination only if a simple majority of the outstanding ordinary shares voted are voted in favor of the business combination. Each ordinary share will have one vote on all matters submitted to shareholders. A quorum for such meeting will consist of the holders present in person or by proxy of issued and outstanding shares of the company representing a simple majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. Our initial shareholders will count towards this quorum and have agreed, subject to applicable securities laws, to vote their founder shares, private shares and any public shares purchased in or after this offering in favor of our business combination. For purposes of seeking approval of the simple majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares, we would need (i) 3,158,334, or 31.6%, of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, including the EBC founder shares and private shares held by EBC, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised), or (ii) none of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of shares representing a quorum are voted, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised).

We will give at least 20 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. The quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our business combination. Each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares.

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public shareholders who elected to redeem their shares.

In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our business combination.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association provides that any of its provisions (including without limitation, the provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein)) may be amended by way of a special resolution, if approved either by at least the holders of two-thirds of our ordinary shares entitled to attend and vote at a general meeting for which notice specifying the intention to propose the resolutions as a special resolution has been given, or by a unanimous written resolution of all of our shareholders, subject to applicable provisions of Cayman Islands law, or the Companies Act, or applicable stock exchange rules, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended by way of special resolution, if approved either by at least the holders of two-thirds of our ordinary shares entitled to attend and vote at a general meeting for which notice specifying the intention to propose the resolutions as a special resolution has been given, or by a unanimous written resolution of all of our shareholders. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or on our business combination or that would entitle holders to receive funds from the trust account. Our shareholders prior to this offering, who will collectively beneficially own 25% of our ordinary shares upon the closing of this offering (excluding the private shares and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our initial shareholders have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. They have also agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination and to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve certain amendments to our amended and restated memorandum and articles of association described above.

Release of funds in trust account on closing of our business combination

On the completion of our business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our business combination,” to pay EBC the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our business combination and to pay other expenses associated with our business combination. If our business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness, to fund the purchase of other assets, companies or for working capital.

Redemption of public shares and distribution and liquidation if no business combination

Our amended and restated memorandum and articles of association provides that we will have only 21 months from the closing of this offering to complete our business combination. If we are unable to complete our business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our business combination within the 21-month time period.

EBC has agreed to waive its rights to the deferred underwriting commission held in the trust account in the event we do not complete our business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our initial shareholders have waived their rights to liquidating distributions from the trust account with respect to any founder shares or private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the allotted time period.

Limited payments to insiders

We are not prohibited from paying any fees (including consulting or advisory fees), reimbursements or cash payments to our initial shareholders or their affiliates, for services rendered to us prior to or in connection with the completion of our business combination, including the following payments, all of which, if made prior to the completion of our business combination, will be paid from funds held outside the trust account:

•   Repayment of an aggregate of $150,000 in loans made to us by our sponsor and EBC Holdings.

•   Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination.

•   Payment of customary consulting, success or finder fees in connection with the consummation of our business combination.

•   Repayment of non-interest bearing loans which may be made by our initial shareholders or their affiliates to finance transaction or other costs in connection with an intended business combination. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. The working capital units would be identical to the private units sold in the private placement. Other than as described above, no terms have been determined with respect to such loans and no written agreements have been entered into with respect to any such loans.

•   Payment to Sponsor or an affiliate thereof of $10,000 per month for office space, secretarial and administrative services.

•   Payment to Jennifer Calabrese of $4,000 per month for serving as our Chief Financial Officer and customary fees to Calabrese Consulting for assistance with the preparation of our financial statements, pursuant to an engagement letter.

•   Payment to EBC of its underwriting discounts and commissions, fees for any financial advisory, placement agency or other similar investment banking services EBC may provide to us in the future, including in connection with the closing of our business combination, and reimbursement of any out-of-pocket expenses incurred by EBC in connection with the performance of such services.

•   Payment of customary transfer agent, rights agent, trustee, and escrow agent fees paid to Continental Stock Transfer & Trust Company, the president of which is an investor in a member of our sponsor.

Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance, on a quarterly basis, with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest

Our officers and directors have agreed to offer all suitable business combination opportunities to us before any other person or company until we enter into a definitive agreement with respect to a business combination, subject to any pre-existing contractual or fiduciary obligations they may have. As described in “Management — Conflicts of Interest,” and “Risk Factors,” certain of our directors and officers presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. Our Chairman and Chief Executive Officer is currently affiliated with Tavia Acquisition Corp., which is seeking to consummate an initial business combination like our company. See “Management — Conflicts of Interest,” “Management — Other SPAC Experience” and “Risk Factors” for more information.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other, or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

In addition, our sponsor, members of our management team and our board of directors will directly or indirectly own founder shares and/or private units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination, including the fact that they may lose their entire investment in us if our business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account. Upon the closing of this offering, our sponsor and management team will have invested in us an aggregate of $2,253,459, comprised of the $3,459 purchase price for the founder shares (or approximately $0.001 per share) and the $2,250,000 purchase price for the private units. Accordingly, our management team may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares in this offering, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination. These interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public shareholders.

Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing a business combination or completing our business combination. We will also reimburse our sponsor $10,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus. We will also pay our Chief Financial Officer a monthly fee of $4,000 and our sponsor has agreed to transfer 30,000 founder shares to her upon the completion of our initial business combination and customary fees to Calabrese Consulting for assistance with the preparation of our financial statements, pursuant to an engagement letter. See “— The Offering — Our Sponsor” above for further discussion on our sponsor’s and our affiliates’ shares and compensation.

The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public shareholders, but may take a longer time to diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public shareholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public shareholders, as our management team would likely not receive any financial benefit unless we consummated a business combination. Additionally, if members of our management team form other special purpose acquisition companies similar to ours or pursue other business or investment ventures during the period in which we are seeking a business combination, the consideration paid, terms, conditions and timing relating to the business combinations of such other special purpose acquisition companies or ventures, and the level of attention paid by members of our management team to them versus the level of attention paid to us may conflict in a way that is unfavorable to us. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination. For more information on our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled “Management — Officers, Directors and Director Nominees” and “Management — Conflicts of Interest.”

Furthermore, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers and directors may allocate their time to other businesses and may become officers or directors of any other special purpose acquisition companies, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present potential target to us instead of to our competitors. This conflict of interest could have a negative impact on our ability to complete our business combination.”

Our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our business combination. Further, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares and private shares held by them if we are unable to complete our business combination within 21 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve. If we do not complete our business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units will be worthless.

With certain limited exceptions, the founder shares purchased by our sponsor and director nominees for an aggregate of approximately $3,459, may not be transferred, assigned or sold by our sponsor, director nominees or their permitted transferees until six months after the completion of our business combination. With certain limited exceptions, the private units and the securities underlying the private placement units may not be transferred, assigned or sold by our sponsor or its permitted transferees until the completion of our business combination.

Since our sponsor and executive officers and directors may directly or indirectly own ordinary shares and rights following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination because of their financial interest in completing a business combination within 21 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with a business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

We have agreed with EBC that, regardless of the type of business combination we seek to consummate, and unless our board of directors believes that our directors have the financial skills and background to conclude that is business combination is fair from a financial perspective (other than one with a target that is affiliated with a member of our management team, as described below), we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such a business combination is fair to our company from a financial point of view.

We are not prohibited from pursuing a business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In such a circumstance, our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we or a committee of our independent directors will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.

The potential conflicts described above may limit our ability to enter into a business combination or other transactions. These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise. For more information, see the section entitled “Management — Conflicts of Interest.”

Our initial shareholders or their affiliates may compete with us for acquisition opportunities. If they decide to pursue an opportunity, we may be precluded from procuring such opportunity. None of our initial shareholders or their respective affiliates will have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or director of the Company. Our management team, in their capacities as employees or affiliates of our initial shareholders or in their other endeavors, may be required to present potential business combinations to future initial shareholders’ affiliates or third parties, before they present such opportunities to us.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Accordingly, we believe it is unlikely that our sponsor will be able to satisfy any indemnification obligations that may arise. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risk Factors Summary

We have conducted no business operations and have generated no revenues. Until we complete our business combination, we will have no business operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Such risks include, but are not limited to:

Risks Related to our Search for, Consummation of, or Inability to Consummate, a Business Combination

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our business combination even though a majority of our public shareholders do not support such a combination.

•        If we seek shareholder approval of our business combination, our initial shareholders have agreed to vote their founder shares and private shares in favor of such business combination, regardless of how our public shareholders vote.

•        Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares for cash, unless we seek shareholder approval of the business combination.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•        Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

•        The requirement that we complete our business combination within 21 months from the closing of our IPO may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline.

•        We may not be able to complete our business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or rights potentially at a loss.

•        If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

•        Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our business combination and our rights will expire worthless if we do not.

•        We may seek acquisition opportunities in industries or sectors which may be outside of our management’s area of expertise.

•        Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our business combination with a target that does not meet such criteria and guidelines.

•        Because we are not limited to a particular industry, sector, or any specific target businesses with which to pursue our business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

•        If our business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such business combination.

Risks Related to Our Securities

•        We may issue additional ordinary shares or preference shares to complete our business combination or under an employee incentive plan after completion of our business combination, which would dilute the interest of our shareholders and likely present other risks.

•        The grant of registration rights to our initial shareholders and EBC may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Risks Related to Our Management

•        Our officers and directors may allocate their time to other businesses and may become officers or directors of other special purpose acquisition companies, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present potential target to us instead of to our competitors. This conflict of interest could have a negative impact on our ability to complete our business combination.

•        Our initial shareholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

•        We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Post Business Combination Risks

•        Our management will most likely not maintain control of a target business after our business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications, or abilities necessary to profitably operate such business.

•        We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

Summary Financial Data

The following table summarizes the relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. We have not had any significant business operations to date, so only balance sheet data is presented.

	June 30, 2025
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)(1)	$(77,751)	$859,175
Total assets(2)	$64,326	$100,986,575
Total liabilities(3)	$77,751	$3,627,400
Value of ordinary share subject to possible redemption(4)	$—	$100,000,000
Shareholder’s deficit(5)	$(13,425)	$(2,640,825)

____________

(1)      The “as adjusted” calculation includes $1,000,000 of cash held outside the trust account less $13,425 of actual shareholder’s deficit on June 30, 2025, less over-allotment liability of $127,400.

(2)      The “as adjusted” calculation equals $100,000,000 of cash held in trust from the proceeds of this offering, plus $1,000,000 in cash held outside the trust account less $13,425 of actual shareholder’s deficit on June 30, 2025.

(3)      The “as adjusted” calculation equals $3,500,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised, plus $127,400 for the over-allotment liability. The $127,400 over-allotment liability represents the value of the 45-day over-allotment option granted to the underwriter to purchase up to 1,500,000 additional units at the initial public offering price, less the underwriting commissions. This over-allotment option is considered a freestanding financial instrument, indexed on the contingently redeemable shares, and is accounted for as a liability in accordance with ASC 480.

(4)      Equals 10,000,000 ordinary shares at $10.00 per share.

(5)      Excludes 10,000,000 ordinary shares purchased in this offering which are subject to conversion in connection with our business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be converted in connection with our business combination ($10.00 per share with aggregate value of $100,000,000).

If a business combination is not completed within 21 months from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), will be used to fund the redemption of our public shares. Our initial shareholders and EBC have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares, EBC founder shares and private shares held by them if we fail to complete our business combination within such time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to our Search for, Consummation of, or Inability to Consummate, a Business Combination

We are a Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a Cayman Islands exempted company with no operating results, and we will not commence business operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, we had a working capital deficiency of $77,751. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote at a general meeting to approve our business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements or if we decide to hold a shareholder vote at a general meeting for business or other legal reasons. Except as required by law, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer (and thereby avoid the need for a shareholder vote) will be made by us solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our business combination even if holders of a majority of our public shares do not approve of the business combination we complete. Please see the section of this prospectus entitled “Proposed Business — Shareholders May Not Have the Ability to Approve our Business Combination” for additional information.

If we seek shareholder approval of our business combination, our initial shareholders have agreed to vote in favor of such business combination, regardless of how our public shareholders vote.

Unlike some other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with a business combination, our initial shareholders have agreed, subject to applicable securities laws, to vote their founder shares and private shares, as well as any public shares purchased by them in or after this offering, in favor of our business combination.

As a result, in addition to our initial shareholders’ founder shares and private shares, we would need (i) 3,158,334, or 31.6%, of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, including the EBC founder shares and EBC’s private shares, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised), or (ii) none of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of shares representing a quorum are voted, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised)). Our founder shares, EBC founder shares and private shares will represent 27.4% of our outstanding ordinary shares immediately following the completion of this offering, assuming no exercise of over-allotment option. Accordingly, if we seek shareholder approval of our business combination, it is more likely that the necessary shareholder approval will be received than would be the case if our initial shareholders agreed to vote their founder shares and private shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If the agreement for our business combination requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting compensation, so the amount we are obligated to pay EBC for deferred commissions will be borne by the non-redeeming shareholders. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If the agreement for our business combination requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with share redemptions until we liquidate or you are able to sell your shares in the open market.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

Any new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) or other events (such as terrorist attacks, armed conflicts or natural disasters) could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to any outbreak of a disease restricts travel or limits the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers. The extent to which any new outbreak or the continuation of any existing situation impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted. If any such event (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continues for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Our search for a business combination, and any target business with which we may ultimately consummate a business combination, may be materially adversely affected by global geopolitical conditions resulting from armed conflicts.

United States and global markets have experienced, and may or may continue to experience, volatility and disruption following the geopolitical instability resulting from armed conflicts such as the Russia-Ukraine conflict and conflict in the Middle East and Southwest Asia. In response to these conflicts, the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against aggressor nations, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to countries in need, increasing geopolitical tensions among a number of nations. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any continuing or new sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from armed conflicts and subsequent sanctions or related actions, could have a lasting impact on regional and global economies and could adversely affect our search for a business combination and any target business with which we may ultimately consummate a business combination.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we may ultimately consummate a business combination, may be materially adversely affected.

Military or other conflicts and other disruptions to the equity or debt capital markets, may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate a business combination.

Military or other conflicts and other disruptions to the equity or debt capital markets, may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies. This could make it more difficult for us to identify a business combination target and consummate a business combination on acceptable commercial terms, or at all.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our business combination and could even result in our inability to find a target or to consummate a business combination.

Since the fourth quarter of 2020, the number of special purpose acquisition companies that have completed initial public offerings has increased substantially. Many potential targets for special purpose acquisition companies have already entered into a business combination, and there are still many special purpose acquisition companies seeking targets for their business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate a business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into a business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate a business combination, and may result in our inability to consummate a business combination on terms favorable to our investors.

If our business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such business combination.

The Inflation Reduction Act of 2022 generally imposes a 1% excise tax on the fair market value of certain repurchases (including certain redemptions) of shares by publicly traded domestic (i.e., United States) corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”). The excise tax applies to share repurchases occurring in 2023 and beyond. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. The U.S. Department of the Treasury recently issued guidance clarifying when certain repurchases would be exempt from the excise tax, such as where the repurchases occur in the same year that the repurchasing company undertakes a complete liquidation (as described in Section 331 of the Internal Revenue Code). However, only limited guidance has been issued to date.

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our ordinary shares, including redemptions related to extension votes, in a business combination in which we remain a Cayman Islands exempted company or otherwise (absent any regulations and other additional guidance that may be issued in the future with retroactive effect). However, in connection with a business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a U.S. corporation prior to certain redemptions and, because our securities are trading on NASDAQ, it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions related to extension votes or in connection with the business combination, that are treated as repurchases for this purpose (other than, pursuant to recently issued guidance from the U.S. Department of the Treasury, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our shares redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any regulations and other additional guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. Issuances of shares by a repurchasing company in a year in which such company repurchases shares may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing company itself, not the shareholders from which shares are repurchased. We will not pay any excise tax that that may be imposed on us with funds in our trust account prior to the consummation of our initial business combination. The imposition of the excise tax as a result of redemptions in connection with the business combination could, however, reduce the cash contribution to the target business in connection with our business combination, which could cause the other shareholders of the combined company to economically bear the impact of such excise tax.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our rights in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary share and the right included in each unit could be challenged by the IRS or courts. In addition, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation — United States Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. Further, the U.S. federal income tax treatment of the right included in each unit is uncertain. See the section titled “Taxation — United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

Transactions in connection with or in anticipation of our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and rightholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure transactions in connection with our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in anticipation of or as a result of our initial business combination, we may enter into one or more transactions that require shareholders and/or rightholders to recognize gain or income for tax purposes or otherwise increase their tax burden without prior notice to or approval from our shareholders and rightholders. We do not intend to make any cash distributions to shareholders or rightholders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a rightholder may be required to satisfy any liability resulting from any such transactions with cash from its own funds or by selling all or a portion of such holder’s shares or public rights.

Furthermore, we may effect a business combination with a target company that has business operations outside of the Cayman Islands and, possibly, business operations in multiple jurisdictions, and we may reincorporate in a different jurisdiction in connection therewith (including, but not limited to, the jurisdiction in which the target company or business is located). For example, in anticipation of engaging in a business combination with certain target companies, we may unilaterally convert into a U.S. company without notice pursuant to our amended and restated memorandum and articles. If we effect any such transaction, including such a conversion, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in many jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition. In addition, shareholders and rightholders may be subject to additional income, withholding or other taxes with respect to their ownership of us after any such transaction.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete a business combination.

The market for directors and officers liability insurance for special purpose acquisition companies is subject to continual change. Any increase in the cost of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate a business combination. In order to obtain directors and officers liability insurance or modify coverage as a result of becoming a public company, the post-business combination entity may need to incur greater expense, accept less favorable terms or both. Any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even if we complete a business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The cost of run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate a business combination on terms favorable to our investors.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with a business combination or as placement agent in connection with a related financing transaction. EBC is entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of a business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of a business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

EBC is also entitled to receive deferred underwriting commissions that are conditioned on the completion of a business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of a business combination. The underwriters are under no obligation to provide any further services to us in order to receive all or any part of the deferred underwriting commissions.

The requirement that we complete our business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our business combination within 21 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our business combination with that particular target business, we may be unable to complete our business combination with any other target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

Our amended and restated memorandum and articles of association provides that we must complete our business combination within 21 months from the closing of this offering. We may not be able to find a suitable target business and complete our business combination within such time period. If we have not completed our business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share or less in certain circumstances, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors in this section.

If we seek shareholder approval of our business combination, our initial shareholders and their affiliates may elect to purchase shares or rights from public shareholders, which may make it more likely that we are able to consummate such business combination or reduce the public “float” of our ordinary shares or rights.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, executive officers or any of their affiliates may purchase public shares or rights in privately negotiated transactions or in the open market prior to the completion of our business combination, although they are under no obligation or duty to do so. Any price paid for such securities may be less (but not more) than the amount a public shareholder would receive if it elected to redeem its shares in connection with our business combination. In the event that our sponsor, directors, executive officers or any of their affiliates purchase shares from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

Additionally, at any time at or prior to our business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or rights or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase securities in such transactions.

The purpose of any such transactions could be to (1) decrease the number of shares to be redeemed thereby leaving more cash available for the post-combination company or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, directors, executive officers or their affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Redemption Rights for Public Shareholders upon Completion of our Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of a business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of our public shares if we are unable to complete a business combination within 21 months from the closing of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete a business combination within 21 months from the closing of this offering, for any reason, compliance with Cayman Islands law may require that we submit a plan of dissolution to our then-existing shareholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public shareholders may be forced to wait beyond the 21 months from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private units are intended to be used to complete a business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, and we will be listed on a national securities exchange in connection with this offering, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to consummate a business combination as opposed to companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of a business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “excess shares.” However, our amended and restated memorandum and articles of association does not restrict our shareholders’ ability to vote all of their shares (including excess shares) for or against our business combination. Your inability to redeem the excess shares will reduce your influence over our ability to complete our business combination. Accordingly, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our business combination. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. As a result, our ability to compete with respect to the acquisition of certain target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

If we are unable to complete our business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors in this section.

If the net proceeds of this offering and the sale of the private units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our business combination and we will depend on loans from our initial shareholders or management team to fund our search for a business combination and to complete our business combination. If we are unable to obtain these loans, we may be unable to complete our business combination.

Of the net proceeds of this offering and the sale of the private units, only approximately $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $500,000 (excluding underwriting discounts and commissions), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our initial shareholders or their affiliates to operate, or we may be forced to liquidate. None of our initial shareholders nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our business combination. We do not expect to seek loans from parties other than our initial shareholders or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may receive only approximately $10.00 per share on our redemption of our public shares, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors in this section.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination where a substantial majority of our shareholders seek redemption.

Our amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold. As a result, we may be able to complete our business combination even though a substantial majority of our public shareholders have redeemed their shares.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so. For example, they may determine that the cost of such legal action is too high relative to the amount recoverable or that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence under Cayman Islands law and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Because we are not limited to a particular industry, sector, or geographic region in which to pursue our business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may seek to complete a business combination with a target business in any industry or sector or geographical location. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations of the target with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares.

Past performance by our management team and our initial shareholders may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and our initial shareholders and their affiliates is presented for informational purposes only. Past performance by our management team and our initial shareholders is not a guarantee either (i) that we will be able to locate a suitable candidate for our business combination or (ii) of success with respect to any business combination we may consummate. Other than our Chairman and Chief Executive Officer, our Chief Financial Officer and one of our director nominees, our officers and directors have not had management experience with special purpose acquisition companies in the past. You should not rely on the historical record of our management team’s, or our initial shareholders’ respective performance as indicative of our future performance of an investment in us or the returns we will, or are likely to, generate going forward.

We may seek acquisition opportunities in industries or sectors which may be outside of our management’s area of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our business combination could suffer a reduction in the value of their shares.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our business combination will not have all of these positive attributes. If we complete our business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors in this section.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If we decide not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors in this section.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers)

and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us. They could also resign upon completion of our business combination which could negatively impact the operations and profitability of our post-combination business.

When evaluating the desirability of effecting our business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources, or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications, or abilities we suspected. Should the target’s management not possess the skills, qualifications, or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

We intend to complete our business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to complete our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property, or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes, or services.

This lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

Risks Related to Our Securities

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on NASDAQ on or promptly after the date of this prospectus and our ordinary shares and rights listed on or promptly after their date of separation. However, we cannot assure you that our securities will be approved for listing or that they will continue to be listed on NASDAQ in the future or prior to our business combination. In order to continue listing our securities on NASDAQ prior to our business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $15,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our share price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $15 million and we would be required to have a minimum of 400 round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units and eventually our ordinary shares and rights will be listed on NASDAQ, our units, ordinary shares and rights will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Additionally, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may issue additional ordinary shares or preference shares to complete our business combination or under an employee incentive plan after completion of our business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 ordinary shares, par value $0.0001 per share and 20,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 13,683,333 ordinary shares issued and outstanding (assuming that the underwriters have not exercised their over-allotment option and 500,000 forfeiture shares have been forfeited as a result). As a result, there will be 186,316,667 unissued ordinary shares available for issuance, which amount does not take into account the ordinary shares reserved for issuance upon exercise of any outstanding rights. Immediately after the consummation of this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares or preference shares to complete our business combination or under an employee incentive plan after completion of our business combination. However, our amended and restated memorandum and articles of association provides, among other things, that prior to our business combination, we may not issue additional shares that would entitle the holders thereof to: (i) receive funds from the trust account; or (ii) vote on any business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended by way of a special resolution, which requires an approval of holders of two-thirds of the votes of our shareholders, who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting or by a unanimous written resolution of all of our shareholders. However, our executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with a business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering, or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

The issuance of additional ordinary shares or preference shares:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, ordinary shares and/or rights.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our business combination. We have agreed that we will not incur any indebtedness prior to the business combination unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        other disadvantages compared to our competitors who have less debt.

The grant of registration rights to our initial shareholders and EBC may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, holders of the founder shares, EBC founder shares, private units and any units that may be issued upon conversion of working capital loans may demand that we register such units and/or underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the founder shares, EBC founder shares, private units and any units that may be issued upon conversion of working capital loans are registered.

Our shareholders prior to this offering contributed an aggregate of $5,000, or approximately $0.001 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the right included in the unit) and the pro forma net tangible book value per our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our shareholders prior to this offering acquired the founder shares and EBC founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 107.2% or $10.72 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.72 (assuming a maximum redemption scenario) and the deemed offering price of $10.00 per unit.

Our shareholders paid an aggregate of $5,000 for the founder shares and EBC founder shares, or approximately $0.001 per share. As a result of this low initial price, our shareholders prior to this offering stand to make a substantial profit even if a business combination subsequently declines in value or is unprofitable for our public shareholders.

As a result of the low acquisition cost of our founder shares and EBC founder shares, our shareholders prior to this offering could make a substantial profit even if we select and consummate a business combination with an acquisition target that subsequently declines in value or is unprofitable for our public shareholders. Thus, such parties may have more of an economic incentive for us to enter into a business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their shares.

We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the holders of the rights.

Our rights may have an adverse effect on the market price of our ordinary shares and make it more difficult to complete our business combination.

We will be issuing rights as part of the units sold in this offering entitling the holders to receive an aggregate of 1,000,000 ordinary shares (or 1,150,000 ordinary shares if the over-allotment option is exercised in full). Simultaneously with the closing of this offering, we will be issuing as part of the private units rights entitling the holders to receive an aggregate of 35,000 ordinary shares (or 38,000 ordinary shares if the over-allotment option is exercised in full) In addition, if our initial shareholders or their affiliates make any working capital loans, up to $1,500,000 of such loans may be converted into working capital units, at the price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the private units sold in the private placement.

To the extent we issue ordinary shares to complete a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon conversion of the rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our rights may make it more difficult to complete a business combination or increase the cost of acquiring the target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management had discussions with the underwriters with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and the rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or “GAAP”, or international financial reporting standards as issued by the International Accounting Standards Board, or “IFRS”, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our business combination within the prescribed time frame.

Risks Related to Our Management

Our ability to successfully complete our business combination and to be successful thereafter will be totally dependent upon the efforts of members of our management team, some of whom may join us following our business combination. The loss of such people could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully complete our business combination is dependent upon the efforts of members of our management team. The role of members of our management team in the target business, however, cannot presently be ascertained. Although some members of our management team may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Members of our management team may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Members of our management team may be able to remain with us after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. We cannot assure you that any members of our management team will remain in senior management or advisory positions with us. The determination as to whether any members of our management team will remain with us will be made at the time of our business combination.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present a target to us instead of our competitors. This conflict of interest could have a negative impact on our ability to complete our business combination.

Our officers and directors have fiduciary responsibilities to dedicate substantially all their business time to their respective affairs and their respective employers. Additionally, these responsibilities may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses, including other business endeavors for which he or she may be entitled to substantial compensation. We do not intend to have any full-time employees prior to the completion of our business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs; or if they have fiduciary duty to present a target company to our competitor instead of us, which may have a negative impact on our ability to complete our business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Conflicts of Interest.”

Our officers and directors are now, and may in the future, become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our Chairman and Chief Executive Officer is currently affiliated with Tavia Acquisition Corp., which is seeking to consummate an initial business combination like our company. Additionally, our officers and directors may in the future become affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities in the future to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our initial shareholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our initial shareholders or their respective affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our initial shareholders or their respective affiliates. Our initial shareholders are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we could pursue such a transaction if it was approved by a majority of our independent directors. Our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our initial shareholders or their respective affiliates. Despite that requirement, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our sponsor has the ability to remove itself as our sponsor or to substantially reduce its interests in us before identifying an initial business combination, which may result in change in the strategy and focus of our company in pursuing a business combination or make it more difficult for us to consummate a business combination.

Our sponsor is a limited liability company which is managed by our Chairman and Chief Executive Officer. Our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the members of our sponsor could, with the permission of the sponsor’s managing member, transfer their membership interests in the sponsor, thereby transferring control of our sponsor to a third party. Through the forgoing means, our sponsor may remove itself as our sponsor, substantially reduce its interests in our company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our sponsor in our securities or transfer of sponsor interests may lead to the sponsor’s managers no longer having voting power and control over our affairs in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team. There is no assurance that any replacement sponsor would have the same relationships, contacts or experience as our sponsor and management team in searching for a target business and consummating an initial business combination. Accordingly, the replacement of our sponsor could make it more difficult for us to consummate an initial business combination.

Since our shareholders prior to this offering will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our business combination.

On June 7, 2024, we issued an aggregate of 2,875,000 ordinary shares to EBC Holdings for an aggregate purchase price of $5,000. We subsequently effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to our sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the foregoing transfer, EBC Holdings retained an aggregate of 1,181,667 EBC founder shares. Prior to the offering, our sponsor will transfer an aggregate of 90,000 shares to our director nominees and our sponsor has agreed to transfer an aggregate of 30,000 shares to our Chief Financial Officer upon consummation of an initial business combination. In addition, our sponsor and EBC have committed to purchase an aggregate of 350,000 private units (or 380,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($3,500,000 in the aggregate, or $3,800,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The founder shares, EBC founder shares and private units will be worthless if we do not complete a business combination. Our initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares or private shares in connection with a shareholder vote to approve a proposed business combination. In addition, we may obtain loans from our initial shareholders which may not be repaid if we do not consummate a business combination. We will also reimburse our sponsor or an affiliate thereof $10,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus. We will also pay our Chief Financial Officer a monthly fee of $4,000 and our sponsor has agreed to transfer 30,000 founder shares to her upon the completion of our initial business combination and customary fees to Calabrese Consulting for assistance with the preparation of our financial statements, pursuant to an engagement letter. The personal and financial interests of our initial shareholders may influence their motivation in identifying and selecting a target business combination, completing a business combination, and influencing the operation of the business following the business combination.

Our shareholders prior to this offering may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our shareholders prior to this offering will own founder shares and EBC founder shares representing 25% of our issued and outstanding ordinary shares (excluding the private shares and assuming they do not purchase any units in this offering). Simultaneously with the closing of this offering, we will be issuing 350,000 private units (or up to 380,000 private units if the underwriters’ over-allotment option is exercised in full) to our sponsor and EBC and their designees. Accordingly, our shareholders prior to this offering and their affiliates may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our shareholders prior to this offering purchase any units in this offering or if they purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares.

Post Business Combination Risks

Subsequent to the completion of our business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations and payment methods, demand for product enhancements, new product features, and changing business needs, requirements or preferences, our products may become less competitive.

Regardless of our target business’ industry, it will likely be subject to ongoing technological change, evolving industry standards, changing regulations, and changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis, including launching new products and services. The success of any new product and service, or any enhancements, features, or modifications to existing products and services, depends on several factors, including the timely completion, introduction, and market acceptance of such products and services, enhancements, modifications, and new product features. If we are unable to enhance our products or develop new products that keep pace with technological and regulatory change and changes in customer preferences and achieve market acceptance, or if new technologies emerge that are able to deliver competitive products and services at lower prices, more efficiently, more conveniently, or more securely than our products, our business, operating results and financial condition would be adversely affected. Furthermore, modifications to our existing platform, products, or technology will increase our research and development expenses. Any failure of our products and services to operate effectively could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

Technology platforms may not operate properly or as we expect it to operate.

Technology platforms are expensive and complex and their continuous development, maintenance and operation may entail unforeseen difficulties including material performance problems or undetected defects or errors. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our technology from operating properly. If our platform does not function reliably, we may not be able to provide any products or services. Errors could also cause customer dissatisfaction with us, which could cause customers to stop purchasing or working with us. Any of these eventualities could result in a material adverse effect on our business, results of operations and financial condition.

New or changing technologies, could cause a disruption in our business model, which may materially impact our results of operations and financial condition.

If we fail to anticipate the impact on our business of changing technology, our ability to successfully operate may be materially impaired. Our business could also be affected by potential technological changes. Such changes could disrupt the demand for products from current customers, create coverage issues or impact the frequency or severity of losses, or reduce the size of the ultimate market, causing our business to decline. We may not be able to respond effectively to these changes, which could have a material effect on our results of operations and financial condition.

We may face additional and distinctive risks if we acquire a business in certain industries, such as technology.

Business combinations with businesses in certain industries, such as technology, may involve special considerations and risks. If we complete our business combination with a technology business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:

•        If we are unable to keep pace with evolving technology and changes in the technology services industry, our revenues and future prospects may decline;

•        Any business or company we acquire could be vulnerable to cyberattack or theft of individual identities or personal data;

•        Difficulties with any products or services we provide could damage our reputation and business;

•        A failure to comply with privacy regulations could adversely affect relations with customers and have a negative impact on business; and

•        We may not be able to protect our intellectual property and we may be subject to infringement claims.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to technology businesses. Accordingly, if we acquire a target business in another industry, we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Risks Related to Acquiring and Operating a Business Outside of the United States

While we intend to focus on companies located in the United States, we may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles than in the United States;

•        inflation;

•        economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        challenges in managing and staffing international operations;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        protection of intellectual property; and

•        employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

We may not be able to complete a business combination with a U.S. target company since such business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

Our sponsor is a Cayman Islands limited liability company, and is controlled by our Chairman and Chief Executive Officer, who is a citizen of France. Our business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed business combination, impose conditions with respect to such business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete a business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment.

If our management following our business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our business combination, certain members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

General Risk Factors

Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.

We may become subject to income taxes in various other jurisdictions in the future. Our effective tax rate could be adversely affected by changes in the allocation of our pre-tax earnings and losses among countries with differing statutory tax rates, in certain non-deductible expenses as a result of acquisitions, in the valuation of our deferred tax assets and liabilities, or in federal, state, local or non-U.S. tax laws and accounting principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. Increases in our effective tax rate would adversely affect our operating results. In addition, we may be subject to income tax audits by various tax jurisdictions throughout the world. The application of tax laws in such jurisdictions may be subject to diverging and sometimes conflicting interpretations by tax authorities in these jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material impact on the results of operations for that period.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States. As a result, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. You should consider these factors carefully before deciding whether to invest in our securities.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the U.S. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands exempted company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, was not obtained by fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). The courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Changes in laws or regulations (including the adoption of policies by governing administrations), or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. These governing bodies may seek to change laws and regulations, as well as adopt new policies, including tariffs and other economic policies, that could negatively impact us or a target business with which we seek to consummate a business combination. We will also be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time in the future and those changes could have a material adverse effect on our business, investments and results of operations and ability to consummate our business combination. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our business combination and results of operations.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be held in demand deposit or cash accounts or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. The holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk may increase the longer that we hold investments in the trust account, we may, at any time (and will no later than 21 months from the closing of this offering) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. The interest we earn on such funds may be less than if we kept them invested as indicated above.

Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify (A) the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity; or (iii) absent a business combination, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

We are aware of litigation against certain special purpose acquisition companies asserting that notwithstanding the foregoing, those special purpose acquisition companies should be considered investment companies. Although we believe that these claims are without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were to be found to be operating as an unregistered investment company, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. As a result, if we were to wind down our operations as a result of our change in status, this would have several negative consequences, including, but not limited to, loss of an investment opportunity in a target company, loss of any price appreciation in a combined company, and the rights will expire worthless.

Additionally, if we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors in this section. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that the Company may be considered to be operating as an unregistered investment company.

If we are deemed to be an investment company for purposes of the Investment Company Act, we could be forced to liquidate and investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our rights would expire worthless.

As indicated above, we have 21 months from the closing of this offering to consummate a business combination. It is possible that a claim in the future could be made that we have been operating as an unregistered investment company. It is also possible that the investment of funds from this offering and private placement of units during our life as a blank check company, and the earning and use of interest from such investment, both of which will likely continue until we consummate a business combination, could increase the likelihood of us being found to have been operating as an unregistered investment company more than if we sought to potentially mitigate this risk by holding such funds as cash. Furthermore, the longer the funds are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, the greater the risk could be that we are considered an investment company. If we are deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, it could cause us to liquidate. If we are forced to liquidate, investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our rights would expire worthless.

Our rights agreement will designate the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, as applicable, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights, as applicable, shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, as applicable, is filed in a court other than a court of the State of New York located in the County of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, as applicable, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such right holder in any such action brought in such court to enforce the forum provisions by service upon such right holder’s counsel in the foreign action as agent for such right holder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Right holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum provisions. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to complete our business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2026. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We may not hold an annual meeting of shareholders until after the consummation of our business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting of shareholders until no later than one year after our first fiscal year end following our listing on NASDAQ. There is no requirement under the Companies Act for us to hold annual or general meetings of shareholders to appoint directors. Accordingly, until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. Accordingly, you may not have any say in the management of our company prior to the consummation of a business combination.

Adverse developments affecting the financial services industry could adversely affect our liquidity, financial condition and results of operations, either directly or through adverse impacts on certain of our vendors and customers.

Adverse developments that affect financial institutions, such as events involving liquidity that are rumored or actual, have in the past and may in the future lead to bank failures and/or market-wide liquidity problems. These events could have an adverse effect on our financial condition and results of operations, either directly or through an adverse impact on certain of our vendors and customers. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank was put into receivership. Since that time, there have been reports of instability at other U.S. banks, including First Republic Bank. Although the Federal Reserve Board, the Department of the Treasury and the FDIC have taken steps to ensure that depositors at Silicon Valley Bank and Signature Bank can access all of their funds, including funds held in uninsured deposit accounts, and have taken additional steps to provide liquidity to other banks, there is no guarantee that, in the event of the closure of other banks or financial institutions in the future, depositors would be able to access uninsured funds or that they would be able to do so in a timely fashion.

To date, we have not experienced any adverse impact to our liquidity, financial condition or results of operations as a result of the events described above. However, failures of other banks or financial institutions may expose us to additional risks, either directly or through the effect on vendors or other third parties, and may lead to significant disruptions to our operations, financial condition and reputation. Moreover, uncertainty remains over liquidity concerns in the broader financial services industry. Our business may be adversely impacted by these developments in ways that we cannot predict at this time, there may be additional risks that we have not yet identified, and we cannot guarantee that we will be able to avoid negative consequences directly or indirectly from any failure of one or more banks or other financial institutions.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business to acquire;

•        our ability to complete our business combination;

•        our expectations around the performance of the prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from private units offered in the private placement	3,500,000	3,800,000
Total gross proceeds	$103,500,000	$118,800,000
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public)(3)	$2,000,000	$2,300,000
Legal fees and expenses	250,000	250,000
Accounting fees and expenses	50,000	50,000
SEC/FINRA Expenses	53,375	53,375
NASDAQ listing and filing fees	55,000	55,000
Printing and engraving expenses	40,000	40,000
Miscellaneous	51,625	51,625
Total offering expenses (excluding underwriting commissions)	$500,000	$500,000
Proceeds after offering expenses	$101,000,000	$116,000,000
Held in trust account	$100,000,000	$115,000,000
% of public offering size	100.0%	100.0%
Not held in trust account	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account:

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$100,000	10.00%
Consulting, travel and miscellaneous expenses	100,000	10.00
Chief Financial Officer Consulting Fee(4)	72,000	7.20
NASDAQ continued listing fees	70,000	7.00
Legal and accounting fees related to regulatory reporting obligations	200,000	20.00
Administrative fee	210,000	21.00
Working capital to cover miscellaneous expenses, including general corporate purposes, D&O insurance and reserves	248,000	24.80
Total(5)	$1,000,000	100.00	%(6)

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our business combination.

(2)      A portion of the offering expenses will be paid from the proceeds of loans from our sponsor and EBC Holdings and/or their affiliates of $150,000 as described in this prospectus. This amount will be repaid upon completion of this offering out of the $500,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)      EBC has agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering, or $3,500,000 in the aggregate (or up to $4,025,000 if the overallotment option is exercised in full). Upon completion of our business combination, the deferred underwriting commissions will be paid to EBC from the cash held in the trust account. EBC will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)      We have agreed to pay Ms. Calabrese a monthly fee of $4,000 to serve as our Chief Financial Officer, for a term that commenced on July 9, 2025 and will continue until the completion of our initial business combination (unless earlier terminated by either party).

(5)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses.

(6)      Percentages may not total 100% due to rounding.

We may increase or decrease the total number of units sold to the public in this offering. If we decide to proceed with an offering that results in an increase in the total number of units sold to the public, we would have additional proceeds from the offering available to pursue an acquisition. If we proceed with an offering that results in a decrease in the total number of units sold to the public, we would have reduced proceeds from the offering available to pursue an acquisition. Such an increase or decrease may impact the size of the business combination we may pursue. In addition, the proceeds held in trust would correspondingly increase or decrease. The underwriters’ option to purchase additional units to cover over-allotments and the amount of private units that our sponsor and EBC will purchase also would correspondingly increase or decrease. If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares and EBC founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of their holdings at 25% of the issued and outstanding ordinary shares (excluding the private shares and any units purchased by our initial shareholders in this offering).

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), will be placed at a U.S. chartered commercial bank with consolidated assets of $100 billion or more) with Continental Stock Transfer & Trust Company, acting as trustee, and will be held in demand deposit or cash accounts or invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $3 million per year, assuming an interest rate of 3% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us pursuant to permitted withdrawals, the proceeds from this offering and the sale of the private units that are deposited in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (c) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination as well as paying our expenses, including the deferred underwriting commissions. If our business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other assets, companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our initial shareholders or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Our sponsor and EBC Holdings have loaned us an aggregate of $150,000 to be used for a portion of the expenses of this offering. These loans will be non-interest bearing, unsecured and will be due at the earlier of December 31, 2025, the closing of this offering or our determination not to proceed with the offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended business combination, our initial shareholders or their affiliates may, but are not obligated to, loan us funds on a non-interest basis as may be required. If we complete our business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into working capital units, at a price of $10.00 per unit, at the option of the lender. The working capital units would be identical to the private units sold in the private placement. Other than as set forth above, the terms of such loans by our initial shareholders or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our business combination, we do not expect to seek loans from parties other than our initial shareholders or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do seek loans from any third party, we will obtain a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our business combination. There is no limit on the number of shares our initial shareholders or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of NASDAQ. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of a business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify (A) the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of our public shares if we are unable to complete our business combination within 21 months from the closing of this offering, subject to applicable law as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination and to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our business combination within the prescribed time frame. However, if our initial shareholders or their affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time frame. Permitted transferees of the founder shares and private shares held by our initial shareholders would be subject to the same restrictions applicable to our initial shareholders, respectively.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our business combination. The payment of any cash dividends subsequent to our business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands Law. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

If we increase the size of the offering, we will effect a share dividend, or other appropriate mechanism, as applicable, with respect to the founder shares and EBC founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership by the holders thereof at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares and any units purchased by the initial shareholders in this offering).

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus or the private units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering.

Such calculation does not reflect any dilution associated with the sale and exercise of rights, including the private units, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

The below calculations assume (i) that no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) that no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with a business combination, (iii) that no working capital loans are converted into private units, as further described in this prospectus, (iv) that the issuance of 1/10th of a share for each right outstanding is not included in the dilution calculation, as such issuance will occur upon a business combination without the payment of additional consideration, (v) the number of shares included in the units offered hereby will be deemed to be 10,000,000 or 11,500,000 if the underwriters’ over-allotment option is exercised in full and (vi) the issuance of 3,833,333 founder shares and EBC founder shares (up to 500,000 of which are assumed to be forfeited in the scenario in which the underwriters’ over-allotment option is not exercised in full) and 350,000 private shares (or 380,000 private shares if the underwriters’ over-allotment option is exercised in full). The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering, including from potential sources of future dilution following this offering, which may not be included in the tables below with respect to the determination of net tangible book value per share, as adjusted. For example, in the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our business combination, up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of our sponsor. Should we seek to obtain additional financing to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares.

At June 30, 2025, our net tangible book deficit was $77,751, or approximately ($0.02) per ordinary share in the scenario of a full exercise of the overallotment option. This amount assumes the receipt of payment for the founder shares and EBC founder shares of an aggregate of $5,000, which payment was received in June 2024. Assuming various redemption scenarios and after giving effect to the sale of 10,000,000 ordinary shares included in the units we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2025 would have been the following to the public shareholders on a per-share basis immediately after this offering:

Offering Price of $10.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.13	$6.48	$3.52	$5.47	$4.53	$3.63	$6.37	$(0.72)	$10.72
Assuming No Exercise of Over-Allotment Option
$7.12	$6.47	$3.53	$5.45	$4.55	$3.62	$6.38	$(0.72)	$10.72

The following tables illustrate the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the rights included in the public units or the private units:
Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	10.00	10.00	10.00	10.00
Net tangible book value before this offering	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Increase attributable to public shareholders and sale of the private rights	7.15	6.50	5.49	3.65	(0.70)
Pro forma net tangible book value after this offering	7.13	6.48	5.47	3.63	(0.72)
Dilution to public shareholders	$2.87	3.52	4.53	6.37	10.72
Percentage of dilution to public shareholders	28.70%	35.20%	45.30%	63.70%	107.20%
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	10.00	10.00	10.00	10.00
Net tangible book value before this offering	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Increase attributable to public shareholders and sale of the private rights	7.14	6.49	5.47	3.64	(0.70)
Pro forma net tangible book value after this offering	7.12	6.47	5.45	3.62	(0.72)
Dilution to public shareholders	$2.88	3.53	4.55	6.38	10.72
Percentage of dilution to public shareholders	28.80%	35.30%	45.50%	63.80%	107.20%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $100,000,000 because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals), divided by the number of ordinary shares sold in this offering.
	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Numerator:
Net tangible book deficit before this offering	$(77,751)	$(77,751)	$(77,751)	$(77,751)	$(77,751)	$(77,751)	$(77,751)	$(77,751)	$(77,751)	$(77,751)
Net proceeds from this offering and the sale of the private placement units	101,000,000	116,000,000	101,000,000	116,000,000	101,000,000	116,000,000	101,000,000	116,000,000	101,000,000	116,000,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	64,326	64,326	64,326	64,326	64,326	64,326	64,326	64,326	64,326	64,326
Over-allotment liability	(127,400)		(127,400)		(127,400)		(127,400)		(127,400)
Less: Deferred underwriting commissions	(3,500,000)	(4,025,000)	(3,500,000)	(4,025,000)	(3,500,000)	(4,025,000)	(3,500,000)	(4,025,000)	(3,500,000)	(4,025,000)
Less: Amounts paid for redemptions	—	—	(25,000,000)	(28,750,000)	(50,000,000)	(57,500,000)	(75,000,000)	(86,250,000)	(100,000,000)	(115,000,000)
	$97,359,175	$111,961,575	$72,359,175	$83,211,575	$47,359,175	$54,461,575	$22,359,175	$25,711,575	$(2,640,825)	$(3,038,425)

Denominator:
Ordinary shares outstanding prior to this offering	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333	3,833,333
Ordinary shares forfeited if over-allotment is not exercised	(500,000)	—	(500,000)	—	(500,000)	—	(500,000)	—	(500,000)	—
Ordinary shares offered and sale of private placement units	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000
Private placement units	350,000	380,000	350,000	380,000	350,000	380,000	350,000	380,000	350,000	380,000
Less: Ordinary shares redeemed	—	—	(2,500,000)	(2,875,000)	(5,000,000)	(5,750,000)	(7,500,000)	(8,625,000)	(10,000,000)	(11,500,000)
	13,683,333	15,713,333	11,183,333	12,838,333	8,683,333	9,963,333	6,183,333	7,088,333	3,683,333	4,213,333

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2025 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2025
	Actual	As Adjusted(1)
Promissory note to related party(2)	$16,682	$—
Over-allotment liability	—	127,400
Deferred underwriting commissions	—	3,500,000
Ordinary shares, -0- and 10,000,000 shares subject to possible redemption, actual and as adjusted(3), respectively	—	100,000,000
Ordinary shares, $0.0001 par value, 200,000,000 shares authorized and 3,833,333 and 3,683,333 shares issued and outstanding(4) (excluding -0- and 10,000,000 shares subject to possible redemption), actual and as adjusted, respectively	383	368
Additional paid-in capital	4,617	—
Accumulated deficit	(18,425)	(2,641,193)
Total shareholders’ equity (deficit)	$(13,425)	$(2,640,825)
Total capitalization	$3,257	$100,986,575

____________

(1)      Assumes the over-allotment option has not been exercised and the resulting forfeiture of 500,000 forfeiture shares has occurred.

(2)      Our sponsor and EBC Holdings and/or their respective affiliates have loaned us an aggregate of $150,000 to be used for a portion of the expenses of this offering, which will be repaid at the closing of this offering.

(3)      Represents net proceeds allocated to the public ordinary shares less the allocated transaction costs related to this offering. The ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.

(4)      Assumes the over-allotment option has not been exercised and an aggregate of 500,000 forfeiture shares have been forfeited as a result thereof. Includes 350,000 shares underlying the private units.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We may pursue a business combination with a target in any industry or geographic region that we believe can benefit from the expertise and capabilities of our management team. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us. We intend to effectuate our business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our securities in connection with our business combination, our shares, debt or a combination of cash, stock and debt.

The issuance of additional ordinary shares or preference shares in a business combination:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our units, ordinary shares, and/or rights.

Similarly, if we issue debt securities in connection with our business combination, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 30, 2025, we had a working capital deficit of $77,751. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any business operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through advances from our sponsor and EBC Holdings. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $500,000 and underwriting commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full (in each case excluding deferred underwriting commissions) and (ii) the sale of the private units for a purchase price of $3,500,000 (or $3,800,000 if the underwriters’ over-allotment option is exercised in full), will be $101,000,000 (or $116,000,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $100,000,000 or ($115,000,000 if the underwriters’ over-allotment option is exercised in full) will be deposited into an interest bearing trust account, which includes the deferred underwriting commissions.

The funds in the trust account will be held in demand deposit or cash accounts or invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $500,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our business combination. We may withdraw interest pursuant to permitted withdrawals. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our business combination, we will have available to us $1,000,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required on a non-interest bearing basis. If we complete our business combination, we would repay such loaned amounts. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or their affiliates to us prior to or in connection with our business combination may be convertible into units, at a price of $10.00 per unit, at the option of the lender, upon consummation of our business combination. The units would be identical to the private units. Except as set forth above, the terms of such loans by our sponsor, officers, directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans.

We do not expect to seek loans from parties other than our sponsor, our officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $100,000 for legal, accounting and other third party expenses associated with structuring, negotiating and documenting a business combination; $100,000 for consulting, travel and other expenses relating to identifying, structuring, negotiating and documenting a business combination; $72,000 in fees owed to our Chief Financial Officer; $70,000 for NASDAQ continued listing fees; $200,000 for legal and accounting fees related to regulatory reporting requirements; $210,000 for administrative services, and approximately $248,000 for general working capital that will be used for miscellaneous expenses, director and officer’s liability insurance, general corporate purposes, liquidation obligations and reserves net of estimated interest income.

These amounts are estimates and may differ materially from our actual expenses. If our available funds are not sufficient, we may be unable to continue searching for, or conducting due diligence with respect to, prospective target businesses.

If our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amounts necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Deferred Offering Costs

We comply with the requirements of ASC 340-10-S99-1 relating to deferred offering costs. Deferred offering costs consist of legal, accounting, advisory, administrative, and other costs (including underwriting discounts and commissions) incurred through the balance sheet date that are directly related to this offering and that will be charged to shareholders’ equity upon the completion of the offering. Should the offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes- Oxley Act for the fiscal year ending December 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will be held in demand deposit or cash accounts or invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On June 7, 2024, we issued an aggregate of 2,875,000 ordinary shares to EBC Holdings for an aggregate purchase price of $5,000. We subsequently effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to our sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the foregoing transfer, EBC Holdings retained an aggregate of 1,181,667 EBC founder shares. Prior to the offering, our sponsor will transfer an aggregate of 90,000 shares to our director nominees and our sponsor has agreed to transfer an aggregate of 30,000 shares to our Chief Financial Officer upon consummation of an initial business combination. Up to 500,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

We will enter into an Administrative Services Agreement pursuant to which we will also pay our Sponsor or an affiliate thereof a total of $10,000 per month for office space, administrative and support services. Upon completion of our business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers, directors or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor and EBC Holdings have loaned us an aggregate of $150,000 on a non-interest bearing basis under an unsecured promissory note to be used for a portion of the expenses of this offering. As of June 30, 2025, there were $16,682 borrowings outstanding under the promissory notes. The loans will be repaid upon completion of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s and EBC Holdings’ interest in this loan transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our business combination, we would repay such loaned amounts. In the event that our business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or our or their affiliates to us prior to or in connection with our business combination may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our business combination. The units would be identical to the private units. Other than set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor and EBC have agreed that they and/or their designees will purchase an aggregate of 350,000 units (or 380,000 units if the over-allotment option is exercised in full) at a price of $10.00 per unit. The private units will be identical to the units sold in this offering, except as described in this prospectus. The private units will be sold in a private placement that will close simultaneously with the closing of this offering and any exercise of the over-allotment option, as applicable. There will be no redemption rights or liquidating distributions from the trust account with respect to the private units which will expire worthless if we do not consummate a business combination within the allotted 21 months. Our initial shareholders and EBC have agreed to waive their redemption rights with respect to their founder shares, EBC founder shares and private shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months after the closing of this offering and (iii) if we fail to consummate a business combination within 21 months after the closing of this offering or if we liquidate prior to the expiration of the 21-month period. However, our initial shareholders and EBC will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21-month period.

Additionally, EBC will be entitled to receive underwriting discounts and commissions of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering, deferred underwriting commissions of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) upon consummation of our business combination and such other fees as we may agree upon with EBC in connection with any additional financial advisory, placement agency or other similar investment banking services it may provide to us in the future.

Pursuant to a registration rights agreement we will enter into with the holders of our founder shares, EBC founder shares, private units and working capital units (if any) on or prior to the closing of this offering, we may be required to register such securities for sale under the Securities Act. These will be entitled to make up to three demands that we register their securities for sale under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

We are a blank check company incorporated in the Cayman Islands on June 7, 2024, as an exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our “business combination” with a business or entity, which we refer to throughout this prospectus as a “target business”.

To date, our efforts have been limited to organizational activities and activities related to this offering. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our business combination.

Given their positions, our officers and directors are made aware from time to time of potential business opportunities, one or more of which we may desire to pursue for a business combination. However, we have not selected any specific target business and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with us.

We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

We plan to take advantage of the significant softness of the capital and strategic M&A markets over the last several years and the resulting backlog of private businesses whose shareholders, whether private equity funds, private owners or conglomerates, have not been able to monetize their investments in these businesses.

We are not limited to target businesses in any specific industry or geographic location but intend to focus mainly on companies in the United States and in industries in which our officers and directors have had significant experience throughout their careers, which include, among others, food/agri-tech, mining and metals, telecoms, financial services/fintech, natural resources, sports & entertainment, healthcare and technology.

Our Team

We have assembled a team of experienced professionals and senior executives, each of whom brings a unique and complementary background and skill set. We will seek to leverage their collective investment banking, private equity, executive and entrepreneurial experiences and their unique network of relationships with industry executives, private equity, private credit, growth capital and venture funds, non-institutional business owners, commercial and investment bankers, lawyers, consultants, family offices, and other financial sector service providers in order to source, acquire, and support the operations of the business combination target.

Our management team is led by Christophe Charlier, our Chairman and Chief Executive Officer, and Jennifer Calabrese, our Chief Financial Officer. Our management team will be supported by Gregory Parsons, Trent Stedman, and Eszter Farkas, each of whom will become a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part.

Christophe Charlier has been serving as our Chairman and Chief Executive Officer since May 2025. Mr. Charlier is an international financier with 30 years of experience in investment banking, private equity and international management. Throughout his career he has acted as principal or advised on a number of landmark transactions in the telecom, financial services, natural resources, energy and sports and entertainment industries across developed and emerging markets. These experiences have enabled him to develop strong, personal relations with private equity and public market investors and senior management at private equity and investments banks in the United States and Europe, which will be critical to our firm’s efforts to identify and evaluate targets and negotiate a business combination on attractive terms.

Mr. Charlier has extensive public market and SPAC experience, currently serving as an independent director of Tavia Acquisition Corp., a SPAC seeking to consummate a business combination, and La Française de l’Energie, a publicly held French clean energy production company, as well as having served as an independent director of Oxus Acquisition Corp., which successfully completed a business combination in February 2024.

Mr. Charlier served as Chairman of the Board of Directors of Renaissance Capital, an investment bank specialized in emerging and frontier markets, from April 2017 to March 2020. As Chairman, Mr. Charlier coordinated the work of Renaissance Capital’s board of directors and oversaw strategic development, the global brand, and relationships with key clients and stakeholders globally.

Previously, Mr. Charlier served as deputy Chief Executive Officer of Onexim Group, a private equity fund founded by Mikhail Prokhorov in Moscow from September 2008 to June 2014. In this capacity, he served on the boards of directors of several of Russia’s largest companies, some of which were listed on international exchanges, and on the boards of several mid-size companies and startups in Onexim’s portfolio.

Mr. Charlier also acted as Chairman and Alternate Governor of the NBA’s Nets franchise from 2010 to 2014, its last two seasons in New Jersey and first two in Barclays Center in Brooklyn. He remained as a director of both the Nets and Barclays Center until Mr. Prokhorov’s sale of both to Joe Tsai in 2018 and 2019.

From February 2002 to March 2004, Mr. Charlier was Director of Strategic development and M&A of Norilsk Nickel, a publicly held Russian company, where, among other transactions and developments, he led its acquisition of strategic stakes in Stillwater Mining Company and Gold Fields. He also actively participated in the acquisitions which led to the creation of Polyus Gold, Russia’s largest gold company.

Mr. Charlier started his investment banking career in 1995 at JPMorgan in the M&A Group in New York.

Jennifer Calabrese has been serving as our Chief Financial Officer since July 2025. Ms. Calabrese is the founder and CEO of Calabrese Consulting, LLC (“CCL”). Founded in 2012, CCL is a minority/woman-owned, full-service accounting and financial reporting advisory firm with over 50 employees, serving clients around the world. CCL specializes in SEC financial reporting, compliance, and consulting services to facilitate the reporting between auditors and public/private companies on behalf of clients.

Ms. Calabrese also currently serves as the Chief Financial Officer of Athena Technology Acquisition Corp. II, a special purpose acquisition company which recently entered into a business combination agreement with Ace Green Recycling, Inc., and is also on the Audit Committee of Marpai, Inc., a company which provides administration services to self-insured employer groups across the United States. She previously spent several years working for several publicly traded companies, serving in various roles including as Corporate Controller, Director of Accounting and SEC Reporting, Executive Vice President of Finance and Chief Financial Officer.

Beginning her career at KPMG, LLP, Ms. Calabrese held numerous positions, including senior audit manager.

Gregory Parsons will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Parsons is a seasoned financial services executive and investor with over 25 years of experience across investment management, capital markets, telecommunications and emerging markets. His career spans leadership roles in public and private markets, with deep domain expertise in institutional asset management, broker-dealer operations, and veteran-focused economic initiatives.

Mr. Parsons currently serves as Chief Executive Officer of CAVU Securities, a FINRA-registered, minority- and veteran-owned broker-dealer delivering cash management, capital markets, advisory, and fund distribution solutions to institutional clients. Under his leadership, CAVU has expanded its strategic partnerships and grown its impact-oriented platform serving Fortune 500 companies, leading asset managers, and federal agencies.

Prior to CAVU, Mr. Parsons founded and led Semper Capital Management, a fixed income asset manager specializing in mortgage- and asset-backed securities. During his tenure, the firm grew into a leading credit manager, achieving consistent outperformance and serving a global institutional client base. Mr. Parsons was responsible for strategic direction, client development, and product innovation.

He has SPAC leadership experience in a public company context, having previously served as an independent director and Chair of the Audit Committee for Lerer Hippeau Acquisition Corp., a NASDAQ-listed blank-check company that was originally focused on technology-enabled businesses.

Earlier in his career, Mr. Parsons served as an Associate Principal at McKinsey & Company, where he advised financial institutions on corporate strategy, risk, and operations. He began his professional journey as an Infantry Officer in the United States Marine Corps, where he was awarded the Navy and Marine Corps Commendation Medal for leadership and service.

Mr. Parsons is actively engaged in public and philanthropic service. He is the founder of the Semper True North Foundation, a platform focused on veteran transition and empowerment. He also serves on the Board of Directors of the Marine Corps Scholarship Foundation and is a National Trustee of the Boys & Girls Clubs of America.

Mr. Parsons earned an A.B. from Princeton University in 1994.

Trent Stedman will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Stedman has been an institutional investor for 30 years, managing private credit and public equity funds following a formative experience as an investment principal with an early private equity leader.

Since June 2019, Mr. Stedman has managed Columbia Pacific Business Finance Fund, LLC (“CPBF”), a direct lender focused on non-PE sponsor owned middle market and lower middle market businesses seeking capital to support transformative organic and inorganic growth initiatives. CPBF invests throughout the United States and has financed companies in a range of industries, including software and hardware technology, logistics, HVAC/MEP, healthcare, gaming, hospitality, and payment processing. Mr. Stedman joined Columbia Pacific Advisors in 2013 and also has led initiatives in UK structured finance and US public equities.

From July 2004 through March 2013, Mr. Stedman managed New Vernon Aegir Fund (fka New Vernon North American Opportunity Fund), a long-short equity hedge fund focused on investment opportunities in public companies listed in North America.

From December 1995 through June 2004, Mr. Stedman was an associate then principal on the investment team at Centre Partners Management LLC (“Centre Partners”). During his time at Centre Partners, Mr. Stedman’s teams originated, managed, and exited investments of various Centre Partners private equity funds, focused primarily on acquisitions and growth capital investments in middle market businesses based in North America.

Mr. Stedman began his finance career at Merrill Lynch in 1993, where he was an investment banking analyst in the Special Advisory Services group, in which he focused on structured corporate finance and mergers and acquisitions transactions with Fortune 100 companies. Mr. Stedman graduated magna cum laude from the Wharton School of the University of Pennsylvania in 1993.

Eszter Farkas will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Since March 2025 Ms. Farkas has served as Managing Partner of A Different Fund, an investment vehicle she founded. Prior to that, from May 2019 to March 2025 she held various positions with Unite USA Inc., a healthcare technology company, including Chief Operating Officer from January 2023 to December 2024, Chief Financial Officer from January 2022 to January 2023, Chief Strategy Officer from September 2021 to January 2023, and Senior Vice President Corporate Development and Chief Legal Officer from May 2019 to September 2021. She also served on its board of directors from March 2021 to March 2025.

Previously, she was co-founder and partner of Farkas & Neurman PLLC, a business law firm, from 2013 to 2019, and an associate specializing in public mergers and acquisitions at Cleary Gottlieb Steen & Hamilton LLP. Ms. Farkas earned a Bachelor or Arts from Duke University and a Juris Doctor from the University of Michigan.

Our Competitive Strengths

We believe our competitive strengths include the following:

•        Experienced leadership:    Members of our management team have built and managed businesses, taken companies public, and made investments across a broad range of sectors and geographies as a principal, as an executive and as an investment banking advisor throughout his career. Additionally, Mr. Gregory Parsons brings over 25 years of financial leadership as CEO of CAVU Securities and former CEO of Semper Capital Management. His experience founding, scaling, and operating institutional financial platforms enhances our leadership’s breadth and depth.

•        Experience structuring innovative transactions:    Our management team has extensive experience structuring innovative transactions in complex environments. Among such transactions led by Mr. Charlier was the acquisition of a strategic stake in Stillwater Mining Company by Norilsk Nickel with a significant part of the consideration being physical palladium metal.

•        Prior SPAC experience:    Our Chairman and Chief Executive Officer, Mr. Charlier, possesses a strong understanding of the SPAC structure and market, having served as an independent director of two SPACs, Oxus Acquisition Corp. and Tavia Acquisition Corp. In addition, our Chief Financial Officer, Ms. Calabrese, currently serves as the Chief Financial Officer of Athena Technology Acquisition Corp. II, a special purpose acquisition company which recently entered into a business combination agreement with Ace Green Recycling, Inc.. Additionally, through her affiliation with Calabrese Consulting LLC, Ms. Calabrese has provided accounting and financial reporting advisory services to numerous special purpose acquisition companies as part of its regular business activities. This will position Ms. Calabrese to be of considerable support to target companies in completing their PCAOB audits swiftly. Certain of our director nominees also have relevant SPAC experience. Mr. Parsons also brings SPAC governance expertise, having served as an independent director and Chair of the Audit Committee for Lerer Hippeau Acquisition Corp.

•        Unique team:    Through their respective careers, our officers and directors have extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle and across industries.

•        Strategic network:    We believe that our team’s extensive network across executives, entrepreneurs, private equity investors, hedge fund managers, investment and commercial bankers, lawyers and other consultants provides us with unique and differentiated access to proprietary deals and investment opportunities.

•        Support of sponsor vehicle:    We have attracted investors in the risk capital that we expect will serve as another critical avenue for identifying investment opportunities and subsequently to attract capital to ensure the success of the business combination, including EBC Holdings.

•        Disciplined investment approach:    Our team intends to maintain the same strict discipline on value and fundamentals that they have demonstrated throughout their collective careers.

•        Extensive due diligence:    Our team expects to rely on extensive due diligence to ensure that all operating, financial, legal and other aspects of target business uphold to the highest standards.

•        Broad approach:    We intend to leverage the broad experience and reach of our team across industries and not restrict ourselves to a single industry so as to ensure access to the widest range of opportunities.

•        Principal, executive and entrepreneurial experience:    We believe that our team’s principal, executive and entrepreneurial experience position us ideally to understand the needs and concerns of the owners and managers of target businesses and collaborate with them to structure compelling transactions and provide on-going support.

•        Status as a public company:    We believe that our structure will make us an attractive business combination partner to target businesses. As a public company, we believe we will offer a target business an alternative to a traditional initial public offering, private equity raise or sale to a strategic or financial investor.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing a business combination with a company that aligns with our team’s experiences, expertise and network of relationships. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company on compelling terms.

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

•        Industries:    We intend to focus primarily on companies in industries where collectively or individually our officers and directors have unique expertise and relationships so as to ensure that we can structure a transaction on compelling terms, convey such terms and add value long-term to the management of the company.

•        Strong management team:    The strength of the management team of the target business is expected to be a critical component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive sustainable, long-term value creation.

•        Market-ready:    We intend to focus on companies that have been managed in such as a way as to be ready to operate as a successful public company from the outset and who understand the advantages and constraints of being a publicly-listed company.

•        Fundamentally sound financial performance:    We intend to focus on companies with fundamentally sound financial performance, with visibility into revenue and cash flow growth and relatively predictable future financial performance.

•        Valuation range:    We intend to focus primarily on investment opportunities with an enterprise value of approximately $500 million to $1.5 billion, offering sufficient size and liquidity to ensure success as a publicly-listed company. We intend to maintain a strict discipline on valuation, focusing on companies with positive cash flows that can be readily valued using the trading and transaction multiples of comparable companies.

•        Defensible market position with sustainable competitive advantage:    We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We expect to target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized, including on a global basis.

•        Benefit from being a public company:    We intend to focus on businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the target to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

•        Sustainability, resilience and adaptability:    We believe that sustainability, resilience and adaptability are critical qualities for companies to succeed in the current environment. We intend to focus on companies that make sustainability a prominent component of their decision-making process.

•        Cultural fit:    We intend to focus on management teams that embrace the potential to utilize our operating, strategic, financing and M&A experience and capabilities to maximize the value to shareholders and share in our values and management philosophy, including as pertains to environmental, societal and governance considerations.

These criteria are not intended to be exhaustive. While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into a business combination with a target business that does not meet these criteria, if we determine other factors that make such target business compelling.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our shares or for a combination of shares of our share and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Financial Position

With funds in the trust account available for a business combination initially anticipated to be $10.00 per public share (including deferred underwriting commissions), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting our Business Combination

We are not presently engaged in, and we will not engage in, any business operations for an indefinite period of time following this offering. We intend to complete our business combination using cash from the proceeds of this offering and the private placement of the private units, our equity, debt, or a combination of these as the consideration to be paid in our business combination. We may seek to complete our business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other assets, companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our business combination, and we may complete our business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination. In the case of a business combination funded with cash other than the funds held in the trust account, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our initial shareholders are required to provide any financing to us in connection with or after our business combination. Our amended and restated memorandum and articles of association provides that, following this offering and prior to the consummation of our business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any business combination.

The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Sources of Target Businesses

We expect to receive a number of proprietary transaction opportunities as a result of the business relationships, direct outreach, and deal sourcing activities of our management team. In addition to this proprietary deal flow, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, consultants, accounting firms, private equity groups, large business enterprises, and other market participants. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our initial shareholders, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

We are not prohibited from pursuing a business combination with a business combination target that is affiliated with our initial shareholders, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. Our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that in such a circumstance we would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. We are not otherwise required to obtain such an opinion, so long as our board of directors believes that our directors have the financial skills and background to conclude that is business combination is fair from a financial perspective. As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Lack of Business Diversification

For an indefinite period of time after the completion of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of members of our management team or of our board, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is presently unknown if any of them will devote their full efforts to our affairs subsequent to our business combination.

Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. The determination as to whether any members of our board of directors will remain with the combined company will be made at the time of our business combination.

Following a business combination, to the extent that we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under NASDAQ’s listing rules, shareholder approval would be required for our business combination if, for example:

•        we issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding;

•        any of our directors, officers or substantial shareholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding common shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholders’ approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange listing requirements will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to: (i) the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company; (ii) the expected cost of holding a shareholder vote; (iii) the risk that the shareholders would fail to approve the proposed business combination; (iv) other time and budget constraints of the company; and (v) additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of our Securities

In the event we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders, officers, directors or their affiliates may purchase shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

None of the funds in the trust account will be used to purchase securities in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In the event that our initial shareholders or their affiliates purchase shares from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination by purchasing shares from holders that have, or have indicated an intention to, vote against a proposed transaction (as those shares would no longer be voted on the proposed transaction), (2) increase the likelihood of approval on any matters submitted to the rights holders for approval in connection with our business combination by purchasing rights from holders that have, or have indicated an intention to, vote against a proposed matter (as those rights would no longer be voted on the proposed matter) or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible.

Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, directors, executive officers or their affiliates were to purchase shares or rights from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers or any of their affiliates may purchase shares or rights from public holders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, executive officers or any of their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, executive officers or any of their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, executive officers or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the material terms of the purchases.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

It is anticipated that any purchases would be as a result of either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our business combination. Our initial shareholders or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act, Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act and the other federal securities laws.

Redemption Rights for Public Shareholders upon Completion of our Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to EBC. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about the business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the business combination.

If we seek shareholder approval, we will complete our business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who hold the outstanding ordinary shares and who attend and vote in favor of the business combination, at a general meeting of our company. A quorum for such meeting will consist of the holders present in person or by proxy of issued and outstanding shares of the company representing a simple majority of the voting power of all issued and outstanding ordinary shares of the company entitled to vote at such meeting. Our initial shareholders will count toward this quorum and have agreed to vote their founder shares, private shares and any public shares purchased during or after this offering in favor of our business combination. For purposes of seeking approval of the simple majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares, we would need (i) 3,158,334, or 31.6%, of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, including the EBC founder shares and private shares held by EBC, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised), or (ii) none of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of shares representing a quorum are voted, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised). We will give at least 20 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination.

These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our business combination. Each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares.

In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of Business Combination if we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to any Excess Shares they own. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our amended and restated memorandum and articles of association does not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by some prior blank check companies. In order to perfect redemption rights in connection with their business combinations, some prior blank check companies would distribute proxy materials for the shareholders’ vote on a business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s share in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable (or with our consent). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our business combination.

If our business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 21 months from the closing of this offering.

Redemption of Public Shares and Liquidation if no Business Combination

Our amended and restated memorandum and articles of association provides that we will have only 21 months from the closing of this offering to complete our business combination. If we are unable to complete our business combination within such 21 month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our business combination within the 21-month time period. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

Our initial shareholders have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the allotted 21-month time period.

Our initial shareholders have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of liquidation and dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account and funds we may withdraw from interest earned on the trust account pursuant to permitted withdrawals, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of liquidation and dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy their indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $500,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our business combination within 21 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to provide for the redemption of our public shares in connection with a business combination or to redeem 100% of our public shares if we have not consummated a business combination within 21 months from the closing of this offering or (iii) if they redeem their respective shares for cash upon the completion of the business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with our Business Combination and if We Fail to Complete our Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our business combination and if we are unable to complete our business combination within 21 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares.

If we seek shareholder approval of our business combination, our initial shareholders, or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our business combination. However, they would only do so at prices no higher than the price offered through our redemption process

If we are unable to complete our business combination within 21 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$100,000,000 of the net proceeds of this offering and the sale of the private units will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee.

At least $85,050,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$100,000,000 of the net offering proceeds and the sale of the private units held in trust will be held in demand deposit or cash accounts or invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) permitted withdrawals and (ii) in the event of our liquidation for failure to complete our business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding deferred underwriting commissions and interest income earned on the trust account released to us to pay taxes) at the time of the agreement to enter into the business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying ordinary shares and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our business combination, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, upon the completion of our business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote.

If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the business combination and the redemption rights as is required under the SEC’s proxy rules.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a shareholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. If we seek shareholder approval, we will complete our business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares. A quorum for such meeting will consist of the holders present in person or by proxy of issued and outstanding shares of the company representing a simple majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting.

Business combination deadline

If we are unable to complete a business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days.

If an acquisition has not been completed within 21 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to pursuant to permitted withdrawals, the proceeds from this offering and the sale of the private units that are deposited and held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (b) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law).

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating, and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are located at 4 Rue Murillo, Paris, France 75008. Pursuant to the Administrative Services Agreement, until the completion of our business combination or liquidation, we will pay a monthly fee of $10,000 to Sponsor or an affiliate thereof for office space, secretarial and administrative services. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We currently have two executive officers. Our executive officers are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2026 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Christophe Charlier	53	Chairman and Chief Executive Officer
Jennifer Calabrese	54	Chief Financial Officer
Greg Parsons	53	Director Nominee
Trent Stedman	55	Director Nominee
Eszter Farkas	46	Director Nominee

Christophe Charlier has served as our Chairman and Chief Executive Officer since May 2025. Mr. Charlier is an international financier with 30 years of experience in investment banking, private equity and international management. Mr. Charlier has served on the board of directors of Tavia Acquisition Corp., a special purpose acquisition company seeking to consummate a business combination, since its initial public offering in December 2024. He previously served on the board of Oxus Acquisition Corp., another special purpose acquisition company, from September 2021 until the completion of its business combination with Borealis Foods Inc. in February 2024. He has served as an independent director of La Française de l’Energie, a publicly held French clean energy production company, since April 2016 and chairman of Pure Grass Films, a UK-based film and TV series production company, since 2012. He served as a co-Chairman of Tingo Inc. (l/k/a Agri-Fintech Holdings, Inc.) (“Tingo Inc.”), an African fintech company, from September 2021 until his resignation in April 2023. Mr. Charlier served as Chairman of the Board of directors of Renaissance Capital, an investment bank focused on emerging and frontier markets, from April 2017 to March 2020. As Chairman, Mr. Charlier coordinated the work of Renaissance Capital’s Board of directors and oversaw strategic development, the global brand, and relationships with key clients and stakeholders globally. Previously, Mr. Charlier served as deputy CEO of Onexim Group, a private equity fund based in Moscow, from September 2008 to June 2014. In this capacity, he served on the boards of directors of several of Russia’s largest companies including several that were listed on international exchanges. He also acted as chairman of the NBA’s Brooklyn Nets franchise from 2010 to 2014. Prior to that, from February 2002 to March 2004, Mr. Charlier was director of strategic development of Norilsk Nickel, a publicly held Russian company, leading its acquisition of strategic stakes in Stillwater Mining Company and Gold Fields and actively participating in the acquisitions which led to the creation of Polyus Gold. He started his investment banking career in 1995 at JPMorgan in the M&A Group in New York. Mr. Charlier graduated cum laude in Finance from the Wharton School and in International Relations from the College of Arts & Sciences of the University of Pennsylvania in 1994. We believe that Mr. Charlier is qualified to serve as a member of our Board because of his extensive executive financial experience across a number of industries.

On April 24, 2023, Mr. Charlier resigned as an independent director (including as co-Chairman) of Tingo Inc. In his resignation letter, a copy of which was filed by Tingo Inc. as an exhibit to the current report on Form 8-K it filed to report his resignation, Mr. Charlier expressed concerns regarding the company’s corporate governance practices and management, and indicated that he would not be in a position to approve the company’s Annual Report on Form 10-K for the year ended December 31, 2022. In October 2023, Mr. Charlier filed a lawsuit against Tingo Inc. and its Chief Executive Officer alleging, among other things, fraud and breach of contract for failing to pay Mr. Charlier cash and equity compensation owed to him for his prior service as a director. In December 2023 the SEC filed a complaint against Tingo Inc., its Chief Executive Officer and certain affiliated entities and obtained a temporary asset freeze and other emergency relief against the defendants, and in January 2024, the U.S. Attorney’s Office announced that it had unsealed an indictment against the Chief Executive Officer, charging him with securities fraud, among other things.

Jennifer Calabrese has served as our Chief Financial Officer since July 2025. Ms. Calabrese is the founder and CEO of CCL. Founded in 2012, CCL is a minority/woman-owned, full-service accounting and financial reporting advisory firm with over 50 employees, serving clients around the world. CCL specializes in SEC financial reporting, compliance, and consulting services to facilitate the reporting between auditors and public/private companies on behalf of clients.

Ms. Calabrese has also served as the Chief Financial Officer of Athena Technology Acquisition Corp. II, a special purpose acquisition company which recently entered into a Business Combination Agreement with Ace Green Recycling, Inc., since July 2024 and has served on the Audit Committee of Marpai, Inc., a company which provides administration services to self-insured employer groups across the United States, since December 2023. She previously spent several years working for publicly traded companies, serving as Corporate Controller, Director of Accounting and SEC Reporting, Executive Vice President of Finance and Chief Financial Officer.

Ms. Calabrese began her career in 1994 working at KPMG, LLP where she held numerous positions, including senior audit manager. She holds a B.B.A. in Accounting and a B.A. in Psychology from Hofstra University and earned her Master of Science in Accountancy from SUNY Polytechnic. Jennifer is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of both The American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants. She is also a member of the Association of Latino Professionals for America and a Director on the Board of Trustees for Sacred Heart Academy, her high school alma mater.

Gregory Parsons will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Parsons is a seasoned financial services executive and investor with over 25 years of experience across investment management, capital markets, telecommunications and emerging markets. His career spans leadership roles in public and private markets, with deep domain expertise in institutional asset management, broker-dealer operations, and veteran-focused economic initiatives.

Mr. Parsons has served as Chief Executive Officer of CAVU Securities, a FINRA-registered, minority- and veteran-owned broker-dealer delivering cash management, capital markets, advisory, and fund distribution solutions to institutional clients, since 2013. Under his leadership, CAVU has expanded its strategic partnerships and grown its impact-oriented platform serving Fortune 500 companies, leading asset managers, and federal agencies.

Prior to CAVU, in 2008, Mr. Parsons founded and led Semper Capital Management, a fixed income asset manager specializing in mortgage- and asset-backed securities. During his tenure, the firm grew into a leading credit manager, achieving consistent outperformance and serving a global institutional client base. Mr. Parsons was responsible for strategic direction, client development, and product innovation.

He has SPAC leadership experience in a public company context, having previously served as an independent director and Chair of the Audit Committee for Lerer Hippeau Acquisition Corp., a NASDAQ-listed blank-check company that was originally focused on technology-enabled businesses. Lerer Hippeau Acquisition Corp. was unable to consummate an initial business combination and was forced to dissolve and liquidate in 2023.

Earlier in his career, Mr. Parsons served as an Associate Principal at McKinsey & Company, where he advised financial institutions on corporate strategy, risk, and operations. He began his professional journey as an Infantry Officer in the United States Marine Corps, where he was awarded the Navy and Marine Corps Commendation Medal for leadership and service.

Mr. Parsons is actively engaged in public and philanthropic service. He is the founder of the Semper True North Foundation, a platform focused on veteran transition and empowerment. He also serves on the Board of Directors of the Marine Corps Scholarship Foundation and is a National Trustee of the Boys & Girls Clubs of America.

Mr. Parsons earned an A.B. from Princeton University in 1994.

Trent Stedman will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Stedman has been an institutional investor for 30 years, managing private credit and public equity funds following a formative experience as an investment principal with an early private equity leader.

Since June 2019, Mr. Stedman has managed Columbia Pacific Business Finance Fund, LLC (“CPBF”), a direct lender focused on non-PE sponsor owned middle market and lower middle market businesses seeking capital to support transformative organic and inorganic growth initiatives. CPBF invests throughout the United States and has financed companies in a range of industries, including software and hardware technology, logistics, HVAC/MEP, healthcare, gaming, hospitality, and payment processing. Mr. Stedman joined Columbia Pacific Advisors in 2013 and also has led initiatives in UK structured finance and US public equities.

From July 2004 through March 2013, Mr. Stedman managed New Vernon Aegir Fund (fka New Vernon North American Opportunity Fund), a long-short equity hedge fund focused on investment opportunities in public companies listed in North America.

From December 1995 through June 2004, Mr. Stedman was an associate then principal on the investment team at Centre Partners Management LLC (“Centre Partners”). During his time at Centre Partners, Mr. Stedman’s teams originated, managed, and exited investments of various Centre Partners and Corporate Partners private equity funds, focused primarily on acquisitions and growth capital investments in middle market businesses based in North America.

Mr. Stedman began his finance career at Merrill Lynch in 1993, where he was an investment banking analyst in the Special Advisory Services group, in which he focused on structured corporate finance and mergers and acquisitions transactions with Fortune 100 companies. Mr. Stedman graduated magna cum laude from the Wharton School of the University of Pennsylvania in 1993.

Eszter Farkas will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Since March 2025 Ms. Farkas has served as Managing Partner of A Different Fund, an investment vehicle she founded. Prior to that, from May 2019 to March 2025 she held various positions with Unite USA Inc., a healthcare technology company, including Chief Operating Officer from January 2023 to December 2024, Chief Financial Officer from January 2022 to January 2023, Chief Strategy Officer from September 2021 to January 2023, and Senior Vice President Corporate Development and Chief Legal Officer from May 2019 to September 2021. She also served on its board of directors from March 2021 to March 2025.

Previously, she was co-founder and partner of Farkas & Neurman PLLC, a business law firm, from 2013 to 2019, and an associate specializing in public mergers and acquisitions at Cleary Gottlieb Steen & Hamilton LLP. Ms. Farkas earned a Bachelor or Arts from Duke University and a Juris Doctor from the University of Michigan.

Other SPAC Experience

Our Chairman and Chief Executive Officer, Mr. Charlier, currently serves as an independent director of Tavia Acquisition Corp.

Tavia Acquisition Corp.    Tavia Acquisition Corp. (Tavia) is a blank check Cayman Islands exempted company formed in March 2024 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Tavia raised $100 million in its initial public offering in December 2024 and is seeking to but has not yet consummated a business combination. While Tavia will consider opportunities in any industry, it is strategically positioned to capitalize on transformative opportunities, focusing on sectors that are pivotal to advancing sustainability and innovation. Its investment thesis prioritizes target businesses primarily in North America and Europe, with a keen interest in new energy businesses, circular economy initiatives, and innovative agricultural and food technologies. These sectors are targeted based on their potential to respond to evolving environmental challenges, demographic shifts, and the transition towards sustainable practices.

Our Chairman and Chief Executive Officer, Mr. Charlier, previously served as an independent director of Oxus Acquisition Corp.

Oxus Acquisition Corp.    Oxus Acquisition Corp. (Oxus) was formed as a blank check Cayman Islands exempted company incorporated as a Cayman Islands exempted company for the purpose of entering into a merger, capital share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Oxus completed a merger with Borealis Foods in February 2024.

Our Chief Financial Officer, Ms. Calabrese, currently serves as the Chief Financial Officer of Athena Technology Acquisition Corp. II.

Athena Technology Acquisition Corp. II.    Athena Technology Acquisition Corp. II is a special purpose acquisition company which recently entered into a Business Combination Agreement with Ace Green Recycling, Inc.

Additionally, through her affiliation with Calabrese Consulting LLC, Ms. Calabrese, has provided accounting and financial reporting advisory services to numerous special purpose acquisition companies as part of its regular business activities.

One of our independent director nominees, Mr. Parsons, served as independent director and Chair of the Audit Committee for Lerer Hippeau Acquisition Corp.

Lerer Hippeau Acquisition Corp. was formed as a Delaware blank check company for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Lerer Hippeau Acquisition Corp. was unable to consummate an initial business combination and in 2023 determined to dissolve and liquidate.

Past performance by our management team is not a guarantee either (i) that we will be able to locate a suitable candidate for our business combination or (ii) of success with respect to any business combination we may consummate. Other than as set forth above, our officers and directors have not had management experience with special purpose acquisition companies in the past.

Number and Terms of Office of Officers and Directors

We will have four directors upon the effective date of the registration statement of which this prospectus forms a part. The term of office of the directors will expire on the earlier of 21 months, the date of our first annual meeting of shareholders, and the closing of the initial business combination. We may not hold an annual meeting of shareholders until after we consummate our business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent, subject to certain phase-in provisions. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Gregory Parsons, Trent Stedman and Eszter Farkas are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

Pursuant to a consultant agreement between us and Jennifer Calabrese, we have agreed to pay Ms. Calabrese a monthly fee of $4,000 to serve as our Chief Financial Officer, for a term that commenced on July 9, 2025 and will continue until the completion of our initial business combination (unless earlier terminated by either party). We will also pay customary fees to Calabrese Consulting, an affiliate of Ms. Calabrese, for assistance with the preparation of our financial statements, pursuant to an engagement letter. In addition, our sponsor has agreed to transfer 30,000 founder shares to Ms. Calabrese upon the completion of our initial business combination. Other than the foregoing, none of our officers or directors has received any cash compensation for services rendered to us and no compensation was awarded to, earned by, or paid to our executive officers or directors. Prior to or in connection with the completion of our business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of customary finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our business combination, will be paid only from funds held outside the trust account. In addition, our officers, directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates.

After the completion of our business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Following a business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Gregory Parsons, Trent Stedman and Eszter Farkas will serve as members of our audit committee, with Mr. Stedman serving as the chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Three meet the independent director standard under NASDAQ listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Stedman qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. Gregory Parsons, Trent Stedman and Eszter Farkas will serve as members of our compensation committee, with Ms. Farkas serving as the chairman of the compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under NASDAQ listing standards applicable to members of the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

Prior to the consummation of this offering, we will adopt a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Certain members of our management team have fiduciary duties or are subject to contractual obligations or policies and procedures that require them to present business opportunities that may be appropriate for other special purpose acquisition companies to such special purpose acquisition company. Our Chairman and Chief Executive Officer, Mr. Charlier, currently serves as an independent director of Tavia Acquisition Corp, which is also a special purpose acquisition company actively seeking to effect a business combination. Mr. Charlier has fiduciary and contractual obligations to Tavia Acquisition Corp. There may be overlap between companies that would be a suitable business combination for us and companies that would be a suitable target for Tavia Acquisition Corp. Accordingly, Mr. Charlier’s obligations to Tavia Acquisition Corp. may present a material conflict of interest. For more information on Tavia Acquisition Corp., including on its investment strategy, see the sections titled “Management — Other SPAC Experience.” Mr. Charlier also has fiduciary obligations to La Française de l’Energie, a publicly held French clean energy production company for which he serves as an independent director, and Pure Grass Films, a UK-based film and TV series production company, for which he serves as chairman. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Potential investors should also be aware of the following other potential conflicts of interest:

•        Members of our management team directly or indirectly own founder shares and, accordingly may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination.

•        The per share price that the members of management team paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the Company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•        In the event we do not consummate a business combination within the completion window, the founder shares, the rights, the private units, and their underlying securities will expire worthless, which could create an incentive for our officers and directors to complete any transaction, regardless of its ultimate value.

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.

•        Our shareholders prior to this offering have agreed to waive their redemption rights with respect to any founder shares, EBC founder shares, private shares and any public shares held by them in connection with the consummation of our business combination. Additionally, they have agreed to waive their redemption rights with respect to any founder shares, EBC founder shares and private shares held by them if we fail to consummate our business combination within 18 months from the closing of this offering. If we do not complete our business combination within such applicable time period, the funds held in the trust account will be used to fund the redemption of only our public shares, and the private units and underlying securities will not be redeemed. The founder shares will not, subject to certain exceptions, be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the business combination, or earlier, if, subsequent to our business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Since members of our management may directly or indirectly own ordinary shares and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination.

•        Our initial shareholders may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our initial shareholders, officers, directors or their affiliates to finance transaction costs in connection with an intended business combination. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the private units sold in the private placement.

•        We will reimburse our sponsor or an affiliate thereof in an amount equal to $10,000 per month for office space and administrative support made available to us, as described elsewhere in this prospectus.

•        Upon consummation of this offering, we will repay $150,000 in loans made to us by our sponsor and EBC Holdings to cover a portion of the expenses of this offering. Additionally, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination. As a result, there may be actual or potential material conflicts of interest between members of our management team, our sponsor and its affiliates on one hand, and purchasers in this offering on the other.

•        Pursuant to a consultant agreement between us and Jennifer Calabrese, we have agreed to pay Ms. Calabrese a monthly fee of $4,000 to serve as our Chief Financial Officer, for a term that commenced on July 9, 2025 and will continue until the completion of our initial business combination (unless earlier terminated by either party). In addition, our sponsor has agreed to transfer 30,000 founder shares to Ms. Calabrese upon the completion of our initial business combination. We will also pay customary fees to Calabrese Consulting, an affiliate of Ms. Calabrese, for assistance with the preparation of our financial statements, pursuant to an engagement letter.

Additionally, EBC will be entitled to receive underwriting discounts and commissions of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering, deferred underwriting commissions of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) upon consummation of our business combination and such other fees as we may agree upon with EBC in connection with any additional financial advisory, placement agency or other similar investment banking services it may provide to us in the future.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of Cayman Islands are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

We are not prohibited from pursuing a business combination with a business combination target that is affiliated with our initial shareholders, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. Our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that in such a circumstance we would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. We are not otherwise required to obtain such an opinion, so long as our board of directors believes that our directors have the financial skills and background to conclude that is business combination is fair from a financial perspective.

In the event that we submit our business combination to our shareholders for a vote, our initial shareholders have agreed to vote any founder shares and private shares held by them and any public shares purchased during or after the offering in favor of our business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate a business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•        each of our executive officers and directors; and

•        all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that 500,000 forfeiture shares have been forfeited as a result thereof, that our sponsor and EBC and its designees purchased an aggregate of 350,000 private units and that there are 10,000,000 ordinary shares issued and outstanding after this offering.

	Before Offering(2)			After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary shares	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary shares
LaFayette Sponsor LLC(3)	2,561,666	(3)	66.9%	2,446,666	(4)	17.9%
Christophe Charlier(3)	2,561,666	(3)	66.9%	2,446,666	(4)	17.9%
Jennifer Calabrese(5)	—		—	—		—
Gregory Parsons	30,000		*	30,000		*
Trent Stedman	30,000		*	30,000		*
Eszter Farkas	30,000		*	30,000		*
All executive officers, directors and director nominees as a group (five individuals)	2,651,666		69.2%	2,536,666		18.5%
EBC Holdings(6)	1,181,667		30.1%	1,146,667	(7)	8.5%

____________

*        Indicates less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Christophe Charlier, LaFayette Acquisition Corp., 4 Rue Murillo, Paris, France 75008.

(2)      Includes up to 500,000 forfeiture shares that will be surrendered for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised.

(3)      LaFayette Sponsor LLC is the record holder of the shares reported herein. Mr. Charlier controls the management of the sponsor, including the exercise of voting and investment discretion with respect to the ordinary shares held of record by the sponsor. Mr. Charlier disclaims any beneficial ownership of any shares held by the sponsor except to the extent of his pecuniary interest therein. Includes 30,000 founder shares that our sponsor has agreed to transfer to Ms. Calabrese upon the completion of an initial business combination. Excludes 90,000 shares that our sponsor will transfer to our directors prior to the offering.

(4)      Consists of 2,221,666 founder shares and 225,000 private shares.

(5)      Beneficial ownership does not include 30,000 founder shares that our sponsor has agreed to transfer to Ms. Calabrese upon the completion of an initial business combination.

(6)      The address of EBC Holdings is 366 Madison Avenue, 8th Floor, New York, NY 10017. David Nussbaum and Steven Levine share voting and dispositive power over the shares held by EBC Holdings.

(7)      Consists of 1,021,667 EBC founder shares and 125,000 private shares to be purchased by EBC and/or its designees.

Immediately after this offering, our shareholders prior to this offering will beneficially own 25% of the then-issued and outstanding ordinary shares (excluding the private shares and assuming they do not purchase any public units in this offering). If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain their ownership at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares and any public units purchased in this offering). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including approval of our business combination.

Our initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to redeem any founder shares or private shares in connection with a shareholder vote to approve a proposed business combination and (C) to waive liquidation rights with respect to their founder shares and private shares.

Our sponsor and its controlling individuals and our executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares, EBC Founder Shares, and Private Units

On the date of closing of this offering, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. The founder shares may not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our business combination, or earlier, if, subsequent to our business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property, except (a) to our sponsor, officers, directors, any affiliates or family members of any of our sponsor, officers or directors or any members of our initial shareholders, or any affiliate of our initial shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsor upon their dissolution; or (g) to us for no value for cancellation in connection with the consummation of our business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements unless we otherwise consent to a transfer without a continuation of such restrictions. The EBC founder shares will not be transferred, assigned or sold (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until consummation of a business combination.

Our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 350,000 private units in a private placement that will close simultaneously with the closing of this offering. Additionally, our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 30,000 private units on a pro rata basis in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. The private units are identical to the units sold in this offering, subject to limited exceptions. Our sponsor and EBC have agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the completion of our business combination.

Registration Rights

The holders of the founder shares, EBC founder shares, private units, working capital units (if any) and their underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC are limited to demand and “piggyback” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EBC may only exercise its demand rights on one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 7, 2024, we issued an aggregate of 2,875,000 ordinary shares to EBC Holdings for an aggregate purchase price of $5,000. We subsequently effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to our sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the foregoing transfer, EBC Holdings retained an aggregate of 1,181,667 EBC founder shares. Prior to the offering, our sponsor will transfer an aggregate of 90,000 shares to our director nominees and our sponsor has agreed to transfer an aggregate of 30,000 shares to our Chief Financial Officer upon consummation of an initial business combination.

The number of founder shares and EBC founder shares issued was determined based on the expectation that such shares would represent 25% of the outstanding shares upon completion of this offering (excluding the private shares). If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares and EBC founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of such holders at 25% of the issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares and any public units purchased in this offering). Up to 500,000 shares are subject to forfeiture to the extent to which the underwriters’ over-allotment option is exercised.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 225,000 private units (or 244,286 private units if the over-allotment option is exercised in full) for a purchase price of $10.00 per unit in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued at between $2,250,000 and $2,442,860, depending on the number of private units purchased. In addition, EBC has agreed that it and/or its designees will purchase an aggregate of 125,000 private units (or 135,714 private units if the over-allotment option is exercised in full) for a purchase price of $10.00 per unit in a private placement that will occur simultaneously with the closing of this offering. As such, EBC’s interest in this transaction is valued at between $1,250,000 and $1,357,140, depending on the number of private units purchased. Each private unit consists of one ordinary share and one private right. The private units sold in the private placement (including the ordinary shares, private rights, and ordinary shares issuable upon conversion of private rights included in such private units) and the working capital units that may be issued upon conversion of working capital loans (including the ordinary shares, private rights, and ordinary shares issuable upon conversion of private rights included in such private units) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our sponsor and EBC Holdings have loaned us an aggregate of $150,000 to be used for a portion of the expenses of this offering. These loans will be non-interest bearing, unsecured and will be due at the earlier of December 31, 2025, the closing of this offering or our determination not to proceed with this offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor and EBC’s and/or their respective affiliates’ interest in this transaction corresponds to the principal amount outstanding under any such loan.

Sponsor has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our business combination or the liquidation of the trust account, it (or an affiliate thereof) will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay $10,000 per month for these services. We believe, based on rents and fees for similar services, that these fees are at least as favorable as we could have obtained from an unaffiliated person.

Prior to or in connection with the completion of our business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of customary finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our business combination, will be paid only from funds held outside the trust account.

Pursuant to a consultant agreement between us and Jennifer Calabrese, we have agreed to pay Ms. Calabrese a monthly fee of $4,000 to serve as our Chief Financial Officer, for a term that commenced on July 9, 2025 and will continue until the completion of our initial business combination (unless earlier terminated by either party). In addition, our sponsor has agreed to transfer 30,000 founder shares to Ms. Calabrese upon the completion of our initial business combination. We will also pay customary fees to Calabrese Consulting, an affiliate of Ms. Calabrese, for assistance with the preparation of our financial statements, pursuant to an engagement letter.

In addition, in order to finance transaction costs in connection with an intended business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete a business combination, we would repay such loaned amounts. In the event that the business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. Such working capital units would be identical to the private units sold in the private placement. Except as set forth above, the terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial shareholders, officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

EBC will be entitled to receive underwriting discounts and commissions of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering, deferred underwriting commissions of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) upon consummation of our business combination and such other fees as we may agree upon with EBC in connection with any additional financial advisory, placement agency or other similar investment banking services it may provide to us in the future.

After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. However, the amount of such compensation may not be known at the time of the general meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

We will enter into a registration rights agreement with respect to the founder shares, EBC founder shares, private units, working capital units (if any) and their underlying securities, which is described under the section of this prospectus entitled “Description of Securities — Registration Rights.”

Our initial shareholders, existing officers, directors or any of their respective affiliates will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we will adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we adopted prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we will adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we will not to consummate any business combination with an entity that is affiliated with any of our initial shareholders, unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our business combination is fair to our company from a financial point of view.

We are not prohibited from paying any fees (including consulting or advisory fees), reimbursements or cash payments to our initial shareholders or their affiliates, for services rendered to us prior to or in connection with the completion of our business combination, including the following payments, all of which, if made prior to the completion of our business combination, will be paid from funds held outside the trust account or from funds held outside the trust account:

•        Repayment of an aggregate of $150,000 in loans made to us by our sponsor and EBC Holdings.

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing a business combination.

•        Payment of customary consulting, success or finder fees in connection with the consummation of our business combination.

•        Repayment of non-interest bearing loans which may be made by our initial shareholders or their affiliates to finance transaction or other costs in connection with an intended business combination. Up to $1,500,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. The working capital units would be identical to the private units sold in the private placement. Other than as described above, no terms have been determined with respect to such loans and no written agreements have been entered into with respect to any such loans.

•        Payment to Sponsor or an affiliate thereof of $10,000 per month for office space, secretarial and administrative services.

•        Payment to Jennifer Calabrese of $4,000 per month for serving as our Chief Financial Officer and payment of customary fees to Calabrese Consulting for assistance with the preparation of our financial statements, pursuant to an engagement letter.

•        Payment to EBC of its underwriting discounts and commissions, fees for any financial advisory, placement agency or other similar investment banking services EBC may provide to us in the future, including in connection with the closing of our business combination, and reimbursement of any out-of-pocket expenses incurred by EBC in connection with the performance of such services.

•        Payment of customary transfer agent, rights agent, trustee, and escrow agent fees paid to Continental Stock Transfer & Trust Company, the president of which is an investor in a member of our sponsor

Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates.

DESCRIPTION OF SECURITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 200,000,000 ordinary shares, $0.0001 par value each, and 20,000,000 preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units Sold in this Offering

Each unit has an offering price of $10.00 and consists of one ordinary share and one right. Each right entitles the holder to receive one tenth (1/10th) of one ordinary share. Rights will only convert into a whole number of ordinary shares. As a result, you must have 10 rights to receive one ordinary share.

The ordinary shares and rights comprising the units will begin separate trading on the 90th day following the closing of this offering unless the representative informs us of its decision (based upon, among other things, its assessment of the relative strengths of the securities markets, of comparably capitalized companies and of blank check companies in general, and the trading pattern of, and demand for, our securities in particular) to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights.

In no event will the ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Private Units Sold in the Private Placement

With certain limited exceptions, the private units are not transferable, assignable or saleable until the completion of our business combination. The holders of the private units have also been granted certain registration rights as described elsewhere in this prospectus. Otherwise, the private units have terms and provisions that are identical to the units sold in this offering. The price of the private units was determined in negotiations between the purchasers and the underwriters for this offering, with reference to the prices paid by purchasers for similar private units in other special purpose acquisition companies which have consummated their initial public offerings.

Ordinary Shares

Upon the closing of this offering, 13,683,333 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 500,000 forfeiture shares), consisting of:

•        10,000,000 ordinary shares underlying the public units;

•        350,000 ordinary shares underlying the private units;

•        2,311,666 founder shares held by our initial shareholders; and

•        1,021,667 EBC founder shares held by EBC Holdings and its designees.

If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption to capital or other appropriate mechanism, as applicable, with respect to our founder shares and EBC founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of the holders thereof at 25% of the issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares and any units purchased in this offering).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our issued and outstanding ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions, will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association, such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the election of directors. The holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our business combination.

In accordance with NASDAQ corporate governance requirements, we are required to hold an annual meeting no later than one year after our first fiscal year end following our listing on NASDAQ. There is no requirement under the Companies Act for us to hold annual general meetings or general meetings to elect directors. We may not hold an annual meeting of shareholders prior to the consummation of our business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our business combination including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our business combination. If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our business combination only if a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of issued and outstanding shares of the company representing a simple majority of the voting power of all issued and outstanding shares of the company entitled to vote at such meeting. Due to the initial shareholders’ ownership of the founder shares and private shares, our business combination may be approved even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We will give at least 20 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our business combination.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold their Excess Shares and, in order to dispose such shares, would be required to sell their share in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our business combination, our initial shareholders have agreed to vote their founder shares and private shares as well as any public shares purchased in or after this offering in favor of our business combination. As a result, in addition to our initial shareholders’ founder shares, we would need (i) 3,158,334, or 31.6%, of the 10,000,000 public shares sold in this offering to be voted in favor of a business combination in order to have our business combination approved (assuming all outstanding shares are voted, including the EBC founder shares and private shares held by EBC, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised), or (ii) none of the 10,000,000 public shares sold in this offering, to be voted in favor of a business combination in order to have our business combination approved (assuming that only the minimum number of shares representing a quorum are voted, the EBC founder shares and private shares held by EBC are voted in favor of the proposed business combination (although the holders are not required to do so) and the over-allotment option is not exercised). Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction, and irrespective of whether it does not vote or abstains from voting its shares (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering.

If we are unable to consummate our business combination within such time period, we will, as promptly as possible but not more than 10 business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the private units (and their underlying securities) will expire and be worthless.

If our initial shareholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of share, if any, having preference over the ordinary shares. Our shareholders have no pre-emptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our business combination, subject to the limitations described herein.

Founder Shares, EBC Founder Shares and Private Units

The founder shares, EBC founder shares and private shares underlying the private units are identical to the ordinary shares included in the public units, and holders of founder shares, EBC founder shares and private shares have the same shareholder rights as public shareholders, except that (i) the founder shares, EBC founder shares and private shares are subject to certain transfer restrictions, as described in more detail below; (ii) our initial shareholders and EBC have agreed (A) to waive their redemption rights with respect to any founder shares, EBC founder shares and private shares in connection with the completion of our business combination, (B) to waive their redemption rights with respect to their founder shares, EBC founder shares and private shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to (a) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with a business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (b) with respect to any other material provisions relating to shareholders’ rights or pre-business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares, EBC founder shares and private shares held by them if we fail to complete our business combination within 21 months from the closing of this offering; and (iii) the founder shares, EBC founder shares and private shares are entitled to registration rights. If we submit our business combination to our public shareholders for a vote, our initial shareholders have agreed (and their permitted transferees will agree) to vote any founder shares, private shares and any public shares purchased by them in or after this offering (including in open market and privately-negotiated transactions) in favor of our business combination.

On the date of closing of this offering, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. The founder shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our business combination, or earlier, if, subsequent to our business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property, except in each case (a) to our sponsor, officers or directors, any affiliates or family members of any of our sponsor, officers or directors, any members of our initial shareholders, or any affiliate of our initial shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the memorandum and articles of association of our sponsor upon dissolution of our sponsor; or (g) to us for no value for cancellation in connection with the consummation of our business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements unless we otherwise consent to a transfer without a continuation of such restrictions. The EBC founder shares will not be transferred, assigned or sold (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until consummation of a business combination.

The private units (including the underlying securities) are identical to the units (including the underlying securities) sold in this offering, subject to limited exceptions. Our sponsor and EBC have agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described herein) until the completion of our business combination.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member (which shall distinguish each share by its number (so long as the share has a number); confirm the amount paid or agreed to be considered as paid, confirm the number and category of each member and the voting rights of such shares (and whether such voting rights are conditional);

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a person who has agreed to become a member and who is registered in the register of members will be deemed as a matter of Cayman Islands law to be a member. Furthermore, under the Companies Act, the registration of any person in the register of members as holder of any shares is prima facie evidence of such person having legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us.

Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association provides that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations, and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Rights

Public Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one tenth (1/10th) of one ordinary share upon consummation of our business combination, even if the holder of a public right redeemed all ordinary shares held by him, her or it in connection with the business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one tenth (1/10th) of one ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of a business combination. The ordinary shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same consideration per ordinary share the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional ordinary shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with Cayman Islands law. As a result, you must hold rights in multiples of ten in order to receive ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete a business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the holders of the rights.

Private Rights

The private rights have terms and provisions that are identical to those of the rights being sold as part of the units in this offering.

The private rights (including the ordinary shares issuable upon conversion of the rights) will not be transferable, assignable, or salable until the completion of our business combination (except as described herein).

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase the size of the offering, we will effect a share dividend, or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain their ownership at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares and any units purchased by the initial shareholders in this offering).

Our Transfer Agent and Rights Agent

The transfer agent for our ordinary shares and rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and rights agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds of the votes of shareholders, who, being entitled to do so, attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns shares representing at least 90% of the votes at a general meeting of a subsidiary company) and its subsidiary company. The consent of each holder of any fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in clause (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. The procedures for a scheme of arrangement are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States. For a shareholder scheme, the arrangement in question must be approved by 75% in value of each class of shareholders with whom the arrangement is to be made, and, for a creditor scheme, the arrangement in question must be approved by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of each such class of creditors, in each case, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion, or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•        an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•        an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be inconsistent with a Cayman Islands judgment in respect of the same matter, be impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of a company’s shareholders. Other than in certain exception as described below, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. The holders of the founder shares and EBC founder shares, who will collectively beneficially own approximately 25% of our ordinary shares upon the closing of this offering (excluding the private shares and assuming they do not purchase public units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        If we are unable to complete our business combination within 21 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals (which interest shall be net of taxes payable and less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

•        Prior to our business combination, we may not issue additional shares that would entitle the holders thereof to: (i) receive funds from the trust account; or (ii) vote on any business combination;

•        Although we do not intend to enter into a business combination with a target business that is affiliated with our initial shareholders, our directors or our officers, we are not prohibited from doing so. In such a circumstance our underwriting agreement with EBC and our amended and restated memorandum and articles of association provide that we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view;

•        If a shareholder vote on our business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about our business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;

•        So long as we obtain and maintain listing for our securities on NASDAQ, our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding deferred underwriting commissions and interest income earned on the trust account that is released to us to pay taxes) at the time of the agreement to enter into the business combination;

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our business combination or to redeem 100% of our public shares if we do not complete our business combination within 21 months from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us pursuant to permitted withdrawals, divided by the number of then outstanding public shares; and

•        We will not complete our business combination solely with another blank check company or a similar company with nominal operations.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s outstanding ordinary shares who, being entitled to do so, attend and vote (whether in person or by proxy) at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required two-thirds majority is obtained, by way of a special resolution, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering policies and procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed identification and verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

(b)    the subscriber is regulated by a recognized overseas regulatory authority and where such authority is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized overseas regulatory authority and where such authority is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, recognized overseas regulatory authority or jurisdiction will be determined in accordance with the Regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for identification and verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”).

Privacy Notice

Introduction

We our committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (As Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”)

As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which we need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that we will not be engaging in any “relevant activities” and will therefore not be required need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. However, as it is a relatively new regime, it is anticipated that the Substance Act may evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 13,683,333 (or 15,713,333 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 10,000,000 shares (or 11,500,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 3,333,333 founder shares and EBC founder shares (or 3,833,333 founder shares and EBC founder shares if the underwriters’ over-allotment option is exercised in full) and all of the 350,000 private units (or 380,000 private units if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The founder shares, EBC founder shares and private units are subject to transfer restrictions as set forth elsewhere in this prospectus. The founder shares, EBC founder shares, private units, working capital units (if any) and their underlying securities will be subject to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then outstanding, which will equal 136,833 shares immediately after this offering (or 157,133 if the underwriters exercise their over-allotment option in full); or

•        the average weekly reported trading volume of ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private units including underlying securities, as applicable, pursuant to Rule 144 without registration one year after we have completed our business combination.

Registration Rights

The holders of the founder shares, EBC founder shares, private units, working capital units (if any) and their underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EBC may only exercise its demand rights on one occasion.

Listing of Securities

We have applied to have our units listed on NASDAQ under the symbol “LAFAU”. Our units will be listed on NASDAQ on or promptly after the date of this prospectus. Following the date our ordinary shares and public rights are eligible to trade separately, we anticipate that our ordinary shares and public rights will be separately listed in the NASDAQ under the symbols “LAFA” and “LAFAR”, respectively.

TAXATION

The following summary of Cayman Islands and U.S. federal income tax considerations generally applicable to an investment in our units, each consisting of one ordinary share and one right, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax considerations relevant to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence, or domicile.

Cayman Islands Tax Considerations

The following is a discussion on Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of our shares is stampable if executed in or brought into the Cayman Islands.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and received an undertaking from the Cayman Islands government that, in accordance with the Tax Concessions Act (As Revised) of the Cayman Islands (“Tax Concessions Act”), for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

United States Federal Income Tax Considerations

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one right) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary shares and rights components of the unit. As a result, the discussion below with respect to holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion assumes that the ordinary shares and rights will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is general in nature and does not purport to be a complete description of the U.S. federal income tax consequences that may be relevant to the acquisition, ownership, and disposition of a unit by a prospective investor in light of its particular circumstances or status, or to prospective investors subject to special treatment under the U.S. federal income tax laws, including:

•        Our initial shareholders or holders of our private rights;

•        banks, financial institutions, or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        partnerships, S-corporations or other pass-through entities, and any beneficial owners thereof;

•        Governments or agencies or instrumentalities thereof;

•        Insurance companies;

•        Regulated investment companies;

•        Real estate investment trusts;

•        Expatriates or former long-term residents of the United States;

•        Persons that actually or constructively own five percent or more (by vote or value) of our shares;

•        Persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws or considerations under any applicable tax treaty.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares or rights that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding our securities and partners in such partnerships should consult their own tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative, or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share and one right. We intend to treat the acquisition of a unit in this manner, and by purchasing a unit in this offering, a holder agrees to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the one ordinary share and the one right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The purchase price allocated to each ordinary share and one right should be the shareholder’s tax basis in such share or right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of one ordinary share and one right comprising the unit, and the amount realized on the disposition should be allocated among the ordinary shares and the rights based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of ordinary shares and rights comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the ordinary shares the rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights” below). In the event that we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for U.S. federal income tax purposes.

With respect to non-corporate U.S. Holders, dividends generally will be taxed at the applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights” below) only if our ordinary shares are readily tradable on an established securities market in the United States (such as NASDAQ), the Company is not treated as a PFIC during the taxable year in which the dividend is paid or in the preceding taxable year, and certain other requirements are met(including with respect to the U.S. Holder’s holding period). It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such preferential rate for any dividends paid with respect to our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights.

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or rights (including on our dissolution and liquidation if we do not consummate a business combination within the required time period).

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or rights exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of our ordinary shares or rights would be subject to short-term capital gain treatment and would be taxed at ordinary income rates.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or rights based upon the then relative fair market values of the ordinary shares and the rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or rights so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to one ordinary share or one right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at preferential rates. The deduction of capital losses is subject to certain limitations.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (referred to herein as a redemption), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights” above. If the redemption does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our ordinary shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its rights or possibly in other shares constructively owned by it. A U.S. Holder should consult with its own tax advisors as to the allocation of remaining tax basis.

Conversion or Lapse of Rights

The U.S. federal income tax treatment of the rights is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in us (analogous to a warrant or option with no exercise price), and thus, the U.S. Holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in us at the time the rights are issued.

The U.S. federal income tax consequences of a conversion or lapse of rights is uncertain and may depend upon the U.S. federal income tax treatment of a business combination. Accordingly, a U.S. Holder should consult with its own tax advisor regarding the tax consequences of an acquisition of ordinary shares pursuant to rights or of a lapse of rights.

Possible Constructive Distributions with Respect to Rights

The terms of each right provide for an adjustment to the number of ordinary shares issuable on exercise of such right, or to the exercise price of such right, in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Rights.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of rights could, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise of the rights or through a decrease in the exercise price of the rights), which adjustment may be made as a result of a distribution of cash or other property to the holders of our ordinary shares. Such constructive distribution to a U.S. Holder of rights would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “— Taxation of Distributions”). Because the U.S. federal income tax treatment of the rights is uncertain, it is unclear how the rules governing constructive distributions would apply to the rights. Accordingly, a U.S. Holder should consult with its own tax advisor regarding the possibility of constructive distributions with respect to the rights.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year (or possibly not until after the close of the first two taxable years following our start-up year, as described under the start-up exception). Depending upon the structure and domicile of the target company, it is possible that our taxable year may close at approximately the same time as the closing date, which would result in a short taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or rights and, in the case of our ordinary shares, the U.S. Holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or rights (which may include gain realized by reason of transfers of ordinary shares or rights that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or rights;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares (but likely not our rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

As discussed above, the U.S. federal income tax treatment of the rights is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to an option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any business combination.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such taxable year.

Alternatively, if we are a PFIC and our ordinary shares constitutes “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. The U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ (on which we have been approved to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders should consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and rights should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Information reporting requirements generally will apply to dividends paid to a U.S. Holder and to the proceeds from the sale or other disposition of our securities unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations for assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the ordinary shares and rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations for assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors should consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares and rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or rights who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The determination for Non-U.S. Holders of whether a constructive distribution from us has occurred as a result of an adjustment to the number of our ordinary shares for which public rights may be exercised or to the exercise price of the public rights in certain events (as discussed in the section of this prospectus entitled “Description of Securities — Rights”) is generally the same as the determination for U.S. Holders as described in “— U.S. Holders — Possible Constructive Distributions with Respect to Public Rights.” To the extent such adjustment is treated as a constructive dividend, the tax consequences of such characterization are the same as discussed above with respect to dividends paid to Non-U.S. Holders.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules, by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

UNDERWRITING (Conflicts of Interest)

Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for whom EBC is acting as representative, the following respective numbers of units:

Underwriter	Number of Units
EarlyBirdCapital, Inc.
Total	10,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in a business combination or otherwise solicit holders of our securities or any target business in a business combination to approve the business combination.

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 1,500,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $            per unit. The underwriters and the selling group members may allow a discount of $            per unit on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

The following table shows the underwriting discount and commissions to be paid by us to the underwriters. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Payable by LaFayette Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.55	$0.55
Total	$5,500,000	$6,325,000

Includes $0.20 per unit, or $2,000,000 in the aggregate (or up to $2,300,000 if the overallotment option is exercised in full), payable to EBC upon the closing of this offering. Also includes $0.35 per unit, or up to $3,500,000 in the aggregate (or up to $4,025,000 if the overallotment option is exercised in full), payable to EBC in this offering for deferred underwriting commissions to be placed in a trust account located in the United States and released to EBC only upon the completion of a business combination; provided that (i) 1.0% (of the 3.5%) shall be paid to EBC in proportion to the amount of capital retained in our trust account following our business combination and (ii) an additional 1.0% (of the 3.5%) shall, at our option, be payable in cash or a convertible note, containing customary terms, convertible at EBC’s option into our ordinary shares commencing six months after the closing of our business combination.

If we do not complete our business combination within the completion window and subsequently liquidate, the trustee and EBC have agreed that (i) EBC will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account (net of taxes payable), to the public shareholders.

We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $500,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual, all of which are included in the total estimated expenses of $500,000.

No discounts or commissions will be paid on the sale of the private units.

The representative has informed us that the underwriters do not intend to make sales to discretionary accounts.

We have applied to have our units listed on the NASDAQ, under the symbol “LAFAU” and, once the ordinary shares and rights begin separate trading, they will be listed on the NASDAQ under the symbols “LAFA” and “LAFAR”, respectively.

There is currently no public market for our securities. The initial public offering price for the units was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or rights will develop and continue after this offering.

EBC has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to its EBC founder shares and private shares in connection with the completion of our business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our business combination within 21 months from the closing of this offering.

We have granted the holders of the EBC founder shares the registration rights as described under the section “Description of Securities — Registration Rights.” Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the 5-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part.

EBC has committed that it and/or its designees will purchase from us 125,000 private units for a total purchase price of $1,250,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. EBC has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private units (up to 10,714 private units at $10.00 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. Private units are identical to units sold in this offering, subject to limited exceptions. The private units and the underlying securities are deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110I(1). Additionally, the private units and underlying securities purchased by EBC may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. EBC has agreed that the private units and underlying securities it purchases will not be sold or transferred by it (except to certain permitted transferees) until we have completed a business combination. We have granted the holders of private units (and underlying securities), including EBC, the registration rights as described under the section “Description of Securities — Registration Rights.” In compliance with FINRA Rule 5110(g)(8), the registration rights granted to EBC are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the private units (and underlying securities) and the demand rights may only be exercised on one occasion.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.

•        Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•        Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units.

They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Other Terms

We have granted EBC a right of first refusal under certain circumstances for a period commencing from the consummation of this offering until the earlier of the consummation of our business combination and the liquidation of the trust account in the event that we fail to consummate our business combination within the prescribed time period (but in no event longer than three years from consummation of this offering) to act as book running manager, placement agent and/or arranger for all equity-linked financings relating to or in connection with a business combination.

Subject to certain conditions, we have granted EBC, for a period commencing from the consummation of this offering until 12 months after the date of the consummation of our business combination (or the liquidation of the trust account in the event we fail to consummate our business combination within the prescribed time), a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by our sponsor or Christophe Charlier for the purpose of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the public offering.

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 60 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As a result of EBC Holdings’ ownership of the founder shares, EBC is deemed to have a “conflict of interest” under Rule 5121(f)(5) of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with Rule 5121 of FINRA’s Conduct Rules, which prohibits EBC from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined by FINRA, participate in the preparation of the registration statement and exercise the usual standard of due diligence with respect to such document. We have engaged IB Capital LLC to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. IB Capital LLC will receive a fee in the amount of $60,000 for acting as qualified independent underwriter, in addition to receiving negotiated underwriting fees among the underwriters for acting as an underwriter in the offering.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

A majority of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monètaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

•        shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $10.00 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

LEGAL MATTERS

Greenberg Traurig, LLP is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to the units and the rights. Appleby (Cayman) Ltd. will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Graubard Miller is acting as counsel to the underwriters.

EXPERTS

The financial statements of LaFayette Acquisition Corp. as of December 31, 2024, and for the period from June 7, 2024 (inception) through December 31, 2024, appearing in this prospectus have been audited by WithumSmith+Brown, P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph related to substantial doubt about the ability of LaFayette Acquisition Corp. to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

LaFayette Acquisition Corp.
INDEX TO FINANCIAL STATEMENTS

Page
Interim Financial Statements:
Balance Sheet as of June 30, 2025 (Unaudited) and December 31, 2024	F-2
Statement of Operations for the six months ended June 30, 2025 (Unaudited) and for the period from June 7, 2024 (Inception) through June 30, 2024 (Unaudited)	F-3
Statement of Changes in Shareholders’ Deficit for the six months ended June 30, 2025 (Unaudited) and for the period from June 7, 2024 (Inception) through June 30, 2024 (Unaudited)	F-4
Statement of Cash Flows for the six months ended June 30, 2025 (Unaudited) and the period from June 7, 2024 (Inception) through June 30, 2024 (Unaudited)	F-5
Notes to Financial Statements	F-6

LaFayette Acquisition Corp.
BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Deferred offering costs	$64,326	$13,678
Total Assets	$64,326	$13,678

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$10,420	$—
Accrued offering cost	50,649	369
Advances from related party	—	16,313
Promissory note – related party	16,682	—
Total Current Liabilities	77,751	16,682

Commitments and contingencies

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,833,333 shares issued and outstanding at June 30, 2025 and December 31, 2024(1)(2)	383	383
Additional paid-in capital	4,617	4,617
Accumulated deficit	(18,425)	(8,004)
Total Shareholders’ Deficit	(13,425)	(3,004)
Total Liabilities and Shareholders’ Deficit	$64,326	$13,678

____________

(1)      On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented (See Note 5).

(2)      Includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30, 2025	For the Period From June 7, 2024 (Inception) Through June 30, 2024
	(Unaudited)	(Unaudited)
Formation, general and administrative costs	$10,421	$8,004
Net loss	$(10,421)	$(8,004)

Basic and diluted weighted average ordinary shares outstanding(1)	3,333,333	3,333,333

Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

____________

(1)      Excludes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2025 (UNAUDITED)

	Ordinary shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares(1)(2)	Amount
Balance as of January 1, 2025	3,833,333	$383	$4,617	$(8,004)	$(3,004)
Net loss	—	—	—	(10,421)	(10,421)
Balance as of June 30, 2025 (Unaudited)	3,833,333	$383	$4,617	$(18,425)	$(13,425)

FOR THE PERIOD FROM JUNE 7, 2024 (INCEPTION) THROUGH JUNE 30, 2024 (UNAUDITED)

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares(1)(2)	Amount
Balance – June 7, 2024 (Inception)	—	$—	$—	$—	$—
Issuance of ordinary shares	3,833,333	383	4,617	—	5,000
Net loss	—	—	—	(8,004)	(8,004)
Balance – June 30, 2024 (Unaudited)	3,833,333	$383	$4,617	$(8,004)	$(3,004)

____________

(1)      On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented (See Note 5).

(2)      Includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2025	For the Period From June 7, 2024 (Inception) Through June 30, 2024
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(10,421)	$(8,004)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through advances from related party	—	—
Changes in operating assets and liabilities:
Accrued expenses	10,421	8,004
Net cash used in operating activities	—	—

Net Change in Cash	—	—
Cash – Beginning of period	—	—
Cash – End of period	$—	$—

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$50,649	$8,528
Deferred offering costs paid through advances from related party	$369	$—
Prepaid services paid by EBC in exchange for the issuance of ordinary shares	$—	$5,000
Prepaid services paid through advances from related party	$—	$10,000
Conversion of advances from related party to promissory note – related party	16,682	—

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

LaFayette Acquisition Corp. (the “Company”) is a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (a “Business Combination”). The Company intends to pursue a Business Combination with a target in any industry or geographic region that can benefit from the expertise and capabilities of the Company’s management team.

As of June 30, 2025, the Company had not commenced any operations. All activity for the period from June 7, 2024 (inception) through June 30, 2025 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the ordinary share included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of an aggregate of 350,000 Units (or 380,000 Units if the underwriters’ over-allotment option is exercised on full) (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to LaFayette Sponsor LLC (the “Sponsor”) and EarlyBirdCapital, Inc., the representative of the underwriters in the Proposed Public Offering (“EBC”), or their designees, that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Pursuant to applicable stock exchange listing rules, the Company’s initial Business Combination must be with one or more businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company intends to only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Units, will be held in a trust account (the “Trust Account”) and held in demand deposit or cash accounts or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company in its sole discretion subject to requirements of corporate law. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and, subject to applicable securities laws, any Public Shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions) in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor and EBC have agreed (a) to waive their redemption rights with respect to any Founder Shares, EBC Founder Shares (as defined in Note 4), Private Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their redemption rights with respect to their Founder Shares, EBC Founder Shares, Private Shares and Public Shares in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association to (1) delay or modify the substance or timing of the obligation to provide for the redemption of the public shares in connection with an initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 21 months from the closing of the Proposed Public Offering or (2) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (c) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares, EBC Founder Shares and Private Shares held by them if the Company fails to complete the initial Business Combination within 21 months from the closing of the Proposed Public Offering. However, if the Sponsor or any of its affiliates acquires Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until 21 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period and the Combination Period is not extended by shareholders pursuant to an amendment to the Company’s amended and restated articles of association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less $100,000 to pay liquidation and dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims by the Company’s auditors or under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements as of and for the period ended December 31, 2024 are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited financial statements as of June 30, 2025 and for the six months ended June 30, 2025 have been prepared in accordance with GAAP and the rules of the SEC. In the opinion of management, all adjustments (consisting of a normal accruals), considered for a fair presentation have been included. The interim results for the six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future periods.

Liquidity and Capital Resources

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Financial Statements Presentation — Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ deficit upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2025 (unaudited) and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company may be subject to potential examination

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 500,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 7). For the six months ended June 30, 2025 (unaudited), and for the period from June 7, 2024 (inception) through June 30, 2024 (unaudited), the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on June 7, 2024, date of incorporation.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one Public Share and one right (“Public Right”), with each Public Right entitling the holder to receive one-tenth of one ordinary share.

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — PRIVATE PLACEMENTS

The Sponsor and EBC have agreed that they and/or their designees will purchase an aggregate of 350,000 Private Placement Units (225,000 Private Placement Units to be purchased by the Sponsor and 125,000 Private Placement Units to be purchased by EBC and its designees). Additionally, the Sponsor and EBC have agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from the Company up to an additional 30,000 Private Placement Units (19,286 Private Placement Units to be purchased by the Sponsor and 10,714 Private Placement Units to be purchased by EBC or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the Trust Account $10.00 per unit sold to the public in the Proposed Public Offering. Each Unit will consist of one ordinary share (each, a “Private Share”), and one right (each, a “Private Right”), with each Private Right entitling the holder to receive one-tenth of one ordinary share. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units and underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On June 7, 2024, the Company issued an aggregate of 2,875,000 ordinary shares to EBC Holdings, Inc. (“EBC Holdings”) for an aggregate purchase price of $5,000, or approximately $0.001 per share. On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to the Sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the transfer, EBC Holdings retained an aggregate of 1,181,667 EBC Founder Shares. Up to 500,000 of such Founder Shares are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Advances from Related Party

On June 30, 2025, the Company converted the remaining balance of advances from related party of $16,682 into promissory note — related party, thus, as of June 30, 2025 (unaudited), advances from related party is $0. As of December 31, 2024, EBC has advanced the Company $16,313.

Promissory Note — Related Party

On June 30, 2025, the Sponsor and EBC entered agreements to loan the Company up to an aggregate of $150,000 ($75,000 each) to be used for a portion of the expenses of the Proposed Public Offering. The loans are non-interest bearing, unsecured and due at the earlier of (i) December 31, 2025, (ii) the closing of the Proposed Public Offering, or (iii) the date on which the Company determines to not proceed with the Proposed Public Offering. The loans will be repaid out of the $500,000 of offering proceeds that have been allocated to the payment of offering expenses. On June 30, 2025, the Company converted the remaining balance of advances from related party of $16,682 into promissory note — related party. At June 30, 2025 (unaudited) and December 31, 2024, the Company has outstanding borrowings of $16,682 and $0 from the promissory note, respectively.

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTIES (cont.)

Administration Fee

Commencing on the effective date of the registration statement relating to the Proposed Public Offering, through the earlier of the consummation of the Company’s Business Combination or the liquidation of the trust account, the Company will pay the Sponsor or its affiliate a total of $10,000 per month for office space, administrative and support services.

Service Agreement

The Company has agreed, commencing on July 9, 2025, to pay its Chief Financial Officer (“CFO”) up to $4,000 per month for professional services as a CFO. In addition, should the Company complete a Business Combination, the CFO shall be paid a fee of 30,000 Founder Shares (“Success Fee”), which shall be assigned and transferred to the CFO by the Sponsor. Should the Company not complete a Business Combination, the Success Fee will not be due and payable. As of June 30, 2025 (unaudited) and December 31, 2024, no amounts were incurred under this agreement (See Note 9).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units. As of June 30, 2025 (unaudited) and December 31, 2024, no such Working Capital Loans were outstanding.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, EBC Founder Shares, Private Placement Units and any units that may be issued upon conversion of working capital loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC are limited to demand and “piggyback” rights for periods of five and seven years, respectively, from the effective date of the Proposed Public Offering and EBC may only exercise its demand rights on one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. Additionally, the underwriters are entitled to a deferred underwriting discount equal to 3.5% of the gross proceeds (an aggregate of $3,500,000, if the underwriters’ over-allotment option is not exercised in full, or $4,025,000 if the underwriters’ over-allotment option is exercised in full) of the Proposed Public Offering.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 20,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2025 (unaudited) and December 31, 2024, there were no preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. As of June 30, 2025 (unaudited) and December 31, 2024, there were 3,833,333 ordinary shares issued and outstanding, of which an aggregate of up to 500,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares and EBC Founder Shares will equal, in the aggregate, 25% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (excluding Private Shares).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Six Months Ended June 30, 2025 (Unaudited)	For the Period from June 7, 2024 (Inception) through December 31, 2024
Formation, general and administrative costs	$10,421	$8,004

LaFayette Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — SEGMENT INFORMATION (cont.)

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the financial statements are issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

The Company has agreed, commencing on July 9, 2025, to pay its Chief Financial Officer (“CFO”) up to $4,000 per month for professional services as a CFO. In addition, should the Company complete a Business Combination, the CFO shall be paid a fee of 30,000 Founder Shares (“Success Fee”), which shall be assigned and transferred to the CFO by the Sponsor. Should the Company not complete a Business Combination, the Success Fee will not be due and payable. As of June 30, 2025 (unaudited) and December 31, 2024, no amounts were incurred under this agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
LaFayette Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of LaFayette Acquisition Corp. (the “Company”) as of December 31, 2024, the related statements of operations, shareholder’s deficit and cash flows for the period from June 7, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from June 7, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York
August 5, 2025

LaFayette Acquisition Corp.
BALANCE SHEET
DECEMBER 31, 2024

ASSETS
Deferred offering costs	$13,678
Total Assets	$13,678

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accrued offering costs	$369
Advances from related party	16,313
Total Current Liabilities	16,682

Commitments and contingencies

Shareholder’s Deficit:
Preference shares, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding at December 31, 2024	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,833,333 shares issued and outstanding at December 31, 2024(1)(2)	383
Additional paid-in capital	4,617
Accumulated deficit	(8,004)
Total Shareholder’s Deficit	(3,004)
Total Liabilities and Shareholder’s Deficit	$13,678

____________

(1)      On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented (See Note 5).

(2)      Includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 7, 2024 (INCEPTION) THROUGH
DECEMBER 31, 2024

Formation, general and administrative costs	$8,004
Net loss	$(8,004)

Basic and diluted weighted average ordinary shares outstanding(1)(2)	3,333,333

Basic and diluted net loss per ordinary share	$(0.00)

____________

(1)     On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented (See Note 5).

(2)      Excludes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
FOR THE PERIOD FROM JUNE 7, 2024 (INCEPTION) THROUGH
DECEMBER 31, 2024

	Ordinary shares		Additional Paid-In Capital	Accumulated Deficit	Shareholder’s Deficit
	Shares(1)(2)	Amount
Balance as of June 7, 2024 (Inception)	—	$—	$—	$—	$—
Issuance of ordinary shares	3,833,333	383	4,617	—	5,000
Net loss	—	—	—	(8,004)	(8,004)
Balance as of December 31, 2024	3,833,333	$383	$4,617	$(8,004)	$(3,004)

____________

(1)      On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented (See Note 5).

(2)      Includes an aggregate of up to 500,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 7, 2024 (INCEPTION) THROUGH
DECEMBER 31, 2024

Cash flows from operating activities:
Net loss	$(8,004)
Adjustment to reconcile net loss to net cash used in operating activities:
Payment of formation costs through advances from related party	8,004
Net cash used in operating activities	—

Net change in cash	—
Cash at beginning of period	—
Cash at the end of period	$—

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$369
Deferred offering costs paid through advances from related party	$8,309
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$5,000

The accompanying notes are an integral part of these financial statements.

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

LaFayette Acquisition Corp. (the “Company”) is a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (a “Business Combination”). The Company intends to pursue a Business Combination with a target in any industry or geographic region that can benefit from the expertise and capabilities of the Company’s management team.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from June 7, 2024 (inception) through December 31, 2024 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the ordinary share included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of an aggregate of 350,000 Units (or 380,000 Units if the underwriters’ over-allotment option is exercised on full) (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to LaFayette Sponsor LLC (the “Sponsor”) and EarlyBirdCapital, Inc., the representative of the underwriters in the Proposed Public Offering (“EBC”), or their designees, that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Pursuant to applicable stock exchange listing rules, the Company’s initial Business Combination must be with one or more businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company intends to only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Units, will be held in a trust account (the “Trust Account”) and held in demand deposit or cash accounts or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company in its sole discretion subject to requirements of corporate law. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and, subject to applicable securities laws, any Public Shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions) in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor and EBC have agreed (a) to waive their redemption rights with respect to any Founder Shares, EBC Founder Shares (as defined in Note 4), Private Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their redemption rights with respect to their Founder Shares, EBC Founder Shares, Private Shares and Public Shares in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association to (1) delay or modify the substance or timing of the obligation to provide for the redemption of the public shares in connection with an initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 21 months from the closing of the Proposed Public Offering or (2) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (c) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares, EBC Founder Shares and Private Shares held by them if the Company fails to complete the initial Business Combination within 21 months from the closing of the Proposed Public Offering. However, if the Sponsor or any of its affiliates acquires Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until 21 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period and the Combination Period is not extended by shareholders pursuant to an amendment to the Company’s amended and restated articles of association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less $100,000 to pay liquidation and dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims by the Company’s auditors or under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“ GAAP”) and pursuant to the rules and regulations of the SEC.

Liquidity and Capital Resources

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Financial Statements Presentation — Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s deficit upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 500,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 7). For the period from June 7, 2024 (inception) through December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on June 7, 2024, date of incorporation.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one Public Share and one right (“Public Right”), with each Public Right entitling the holder to receive one-tenth of one ordinary share.

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 — PRIVATE PLACEMENTS

The Sponsor and EBC have agreed that they and/or their designees will purchase an aggregate of 350,000 Private Placement Units (225,000 Private Placement Units to be purchased by the Sponsor and 125,000 Private Placement Units to be purchased by EBC and its designees). Additionally, the Sponsor and EBC have agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from the Company up to an additional 37,500 Private Placement Units (24,107 Private Placement Units to be purchased by the Sponsor and 13,393 Private Placement Units to be purchased by EBC or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the Trust Account $10.05 per unit sold to the public in the Proposed Public Offering. Each Unit will consist of one ordinary share (each, a “Private Share”), and one right (each, a “Private Right”), with each Private Right entitling the holder to receive one-tenth of one ordinary share. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units and underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On June 7, 2024, the Company issued an aggregate of 2,875,000 ordinary shares to EBC Holdings, Inc. (“EBC Holdings”) for an aggregate purchase price of $5,000, or approximately $0.001 per share. On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to the Sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the transfer, EBC Holdings retained an aggregate of 1,181,667 EBC Founder Shares. Up to 500,000 of such Founder Shares are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Advances from Related Party

As of December 31, 2024, EBC has advanced the Company $16,313 for the payment of company’s expenses.

Administration Fee

Commencing on the effective date of the registration statement relating to the Proposed Public Offering, through the earlier of the consummation of the Company’s Business Combination or the liquidation of the trust account, the Company will pay the Sponsor or its affiliate a total of $10,000 per month for office space, administrative and support services.

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTIES (cont.)

Service Agreement

The Company has agreed, commencing on July 9, 2025, to pay its Chief Financial Officer (“CFO”) up to $4,000 per month for professional services as a CFO. In addition, should the Company complete a Business Combination, the CFO shall be paid a fee of 30,000 Founder Shares (“Success Fee”), which shall be assigned and transferred to the CFO by the Sponsor. Should the Company not complete a Business Combination, the Success Fee will not be due and payable. As of June 30, 2025 (unaudited) and December 31, 2024, no amounts were incurred under this agreement (See Note 9).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units. As of December 31, 2024, no such Working Capital Loans were outstanding.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, EBC Founder Shares, Private Placement Units and any units that may be issued upon conversion of working capital loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. In compliance with FINRA Rule 5110(f)(2)(G), the registration rights granted to EBC are limited to demand and “piggyback” rights for periods of five and seven years, respectively, from the effective date of the Proposed Public Offering and EBC may only exercise its demand rights on one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. Additionally, the underwriters are entitled to a deferred underwriting discount equal to 3.5% of the gross proceeds (an aggregate of $3,500,000, if the underwriters’ over-allotment option is not exercised in full, or $4,025,000 if the underwriters’ over-allotment option is exercised in full) of the Proposed Public Offering.

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDER’S DEFICIT

Preference Shares — The Company is authorized to issue 20,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024, there were no preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. As of December 31, 2024, there were 3,833,333 ordinary shares issued and outstanding, of which an aggregate of up to 500,000 ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares and EBC Founder Shares will equal, in the aggregate, 25% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering (excluding Private Shares).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from June 7, 2024 (Inception) through December 31, 2024
Formation, general and administrative costs	$8,004

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

LaFayette Acquisition Corp.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the financial statements are issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On May 28, 2025, the Company effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. All share and per share information has been retroactively presented. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to the Sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the transfer, EBC Holdings retained an aggregate of 1,181,667 EBC Founder Shares. Up to 500,000 of such Founder Shares are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

On June 30, 2025, the Sponsor and EBC entered agreements to loan the Company up to an aggregate of $150,000 ($75,000 each) to be used for a portion of the expenses of the Proposed Public Offering. The loans are non-interest bearing, unsecured and due at the earlier of (i) December 31, 2025, (ii) the closing of the Proposed Public Offering, or (iii) the date on which the Company determines to not proceed with the Proposed Public Offering. The loans will be repaid out of the $500,000 of offering proceeds that have been allocated to the payment of offering expenses.

The Company has agreed, commencing on July 9, 2025, to pay its Chief Financial Officer (“CFO”) up to $4,000 per month for professional services as a CFO. In addition, should the Company complete a Business Combination, the CFO shall be paid a fee of 30,000 Founder Shares (“Success Fee”), which shall be assigned and transferred to the CFO by the Sponsor. Should the Company not complete a Business Combination, the Success Fee will not be due and payable. As of June 30, 2025 (unaudited) and December 31, 2024, no amounts were incurred under this agreement.

$100,000,000

10,000,000 Units

LAFAYETTE ACQUISITION CORP.

____________________________________________

PRELIMINARY PROSPECTUS

____________________________________________

Book-Running Manager

EarlyBirdCapital, Inc.

          , 2025

Until     , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Legal fees and expenses	$250,000
Accounting fees and expenses	$50,000
SEC/FINRA expenses	$53,375
NASDAQ listing and filing fees	$55,000
Printing and engraving expenses	$40,000
Miscellaneous expenses	$51,625
Total offering expenses (excluding underwriting discounts and commissions)	$500,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate a business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will enter into indemnity agreements with each of our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On June 7, 2024, we issued an aggregate of 2,875,000 ordinary shares to EBC Holdings for an aggregate purchase price of $5,000. We subsequently effected a share dividend, resulting in 3,833,333 ordinary shares outstanding. On June 30, 2025, EBC Holdings transferred an aggregate of 2,651,666 ordinary shares to our sponsor for an aggregate purchase price of approximately $3,459, or approximately $0.001 per share, the same per-share purchase price originally paid by EBC Holdings for such shares. As a result of the foregoing transfer, EBC Holdings retained an aggregate of 1,181,667 EBC founder shares. Prior to the offering, our sponsor will transfer an aggregate of 90,000 shares to our director nominees and our sponsor has agreed to transfer an aggregate of 30,000 shares to our Chief Financial Officer upon consummation of an initial business combination. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 350,000 private units (225,000 private units to be purchased by our sponsor and 125,000 private units to be purchased by EBC and its designees) at a price of $10.00 per unit for a total purchase price of $3,500,000 in a private placement that will close simultaneously with the closing of this offering. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 30,000 private units on a pro rata basis (19,286 private units to be purchased by our sponsor and 10,714 private units to be purchased by EBC and its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These purchases will take place on a private placement basis simultaneously this offering. The issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.    The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

(b)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1.1**	Memorandum and Articles of Association.
3.1.2*	Certificate of Incorporation on Name Change.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3**	Specimen Rights Certificate.
4.4*	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Greenberg Traurig, LLP.
5.2**	Opinion of Appleby (Cayman) Ltd.
10.1**	Securities Subscription Agreement between Registrant and EBC Holdings, Inc.
10.2*	Form of Letter Agreement among the Registrant and its initial shareholders.
10.3**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4**	Form of Registration Rights Agreement among the Registrant and certain security holders.
10.5**	Form of Private Placement Units Purchase Agreement between the Registrant and the Sponsor.
10.6**	Form of Private Placement Units Purchase Agreement between the Registrant and EarlyBirdCapital, Inc.
10.7**	Form of Indemnification Agreement.
10.8**	Form of Administrative Services Agreement.
10.9**	Form of Share Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.
10.10**	Consulting Agreement, dated July 9, 2025, between the Registrant and Jennifer Calabrese.
10.11**	Form of Promissory Note.
14.1**	Form of Code of Ethics.
23.1**	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
23.2**	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.2).
23.3**	Consent of WithumSmith+Brown, P.C.
24**	Power of Attorney (previously included on the signature page to this Registration Statement)
99.1**	Form of Audit Committee Charter.
99.2**	Form of Compensation Committee Charter.
99.3**	Consent of Gregory Parsons
99.4**	Consent of Trent Stedman
99.5**	Consent of Eszter Farkas.
107**	Filing fee exhibit.

____________

*        Filed herewith.

**      Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on the 3rd day of October, 2025.

LaFayette Acquisition Corp.
By:	/s/ Christophe Charlier
Name:	Christophe Charlier
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Christophe Charlier	Chairman and Chief Executive Officer	October 3, 2025
Christophe Charlier	(Principal Executive Officer)
/s/ Jennifer Calabrese	Chief Financial Officer	October 3, 2025
Jennifer Calabrese	(Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of LaFayette Acquisition Corp., in Newark, Delaware on the 3rd day of October 2025.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi Managing Director Puglisi & Associates